                                                                     Exhibit 7.1

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                         AGREEMENT AND PLAN OF MERGER,

                                  AS AMENDED

                                 by and among

                           DEVON ENERGY CORPORATION,

                          DEVON DELAWARE CORPORATION

                                      and

                              PENNZENERGY COMPANY


                           Dated as of May 19, 1999



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

                               TABLE OF CONTENTS

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                                                                                   Page
                                                                                   ----

                                    ARTICLE 1

                                   THE MERGER
Section 1.1       The Merger.........................................................2
Section 1.2       The Closing........................................................2
Section 1.3       Effective Time.....................................................2
Section 1.4       Corporate Headquarters and Name....................................2

                                    ARTICLE 2

      CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION
Section 2.1       Certificate of Incorporation.......................................3
Section 2.2       Bylaws.............................................................3

                                    ARTICLE 3

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION
Section 3.1       Directors and Officers of the Surviving Corporation................3

                                    ARTICLE 4

                     CONVERSION OF DVN STOCK AND PZE STOCK
Section 4.1       Certain Definitions................................................3
Section 4.2       Conversion of DVN Stock and PZE Stock..............................4
Section 4.3       Exchange of Certificates Representing DVN Stock and PZE Stock......6
Section 4.4       Adjustment of Exchange Ratios......................................9
Section 4.5       Rule 16b-3 Approval................................................9
Section 4.6       Reservation of Right to Revise Transaction.........................9

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF PZE
Section 5.1       Existence; Good Standing; Corporate Authority.....................10
Section 5.2       Authorization, Validity and Effect of Agreements..................10

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
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
Section 5.3       Capitalization....................................................10
Section 5.4       Significant Subsidiaries..........................................11
Section 5.5       No Violation......................................................11
Section 5.6       No Conflict.......................................................12
Section 5.7       SEC Documents.....................................................13
Section 5.8       Litigation........................................................13
Section 5.9       Absence of Certain Changes........................................14
Section 5.10      Taxes.............................................................14
Section 5.11      Employee Benefit Plans............................................15
Section 5.12      Labor Matters.....................................................16
Section 5.13      Environmental Matters.............................................16
Section 5.14      Intellectual Property.............................................17
Section 5.15      Title to Properties...............................................17
Section 5.16      Insurance.........................................................18
Section 5.17      No Brokers........................................................18
Section 5.18      Opinion of Financial Advisor......................................18
Section 5.19      DVN Stock Ownership...............................................19
Section 5.20      Reorganization....................................................19
Section 5.21      Vote Required.....................................................19
Section 5.22      PZE Rights Agreement..............................................19
Section 5.23      Certain Approvals.................................................19
Section 5.24      Certain Contracts.................................................19

                                    ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF DVN
                               AND NEWCO
Section 6.1       Existence; Good Standing; Corporate Authority.....................20
Section 6.2       Authorization, Validity and Effect of Agreements..................20
Section 6.3       Capitalization....................................................20
Section 6.4       Significant Subsidiaries..........................................21
Section 6.5       No Violation......................................................22
Section 6.6       No Conflict.......................................................22
Section 6.7       SEC Documents.....................................................23
Section 6.8       Litigation........................................................24
Section 6.9       Absence of Certain Changes........................................24
Section 6.10      Taxes.............................................................24
Section 6.11      Employee Benefit Plans............................................25
Section 6.12      Labor Matters.....................................................26
Section 6.13      Environmental Matters.............................................26
Section 6.14      Intellectual Property.............................................27
Section 6.15      Title to Properties...............................................28


Section 6.16      Insurance.........................................................28
Section 6.17      No Brokers........................................................28
Section 6.18      Opinion of Financial Advisor......................................28
Section 6.19      PZE Stock Ownership...............................................29
Section 6.20      Reorganization....................................................29
Section 6.21      Vote Required.....................................................29
Section 6.22      DVN Rights Agreement..............................................29
Section 6.23      Certain Approvals.................................................29
Section 6.24      Certain Contracts.................................................29

                               ARTICLE 7

                               COVENANTS
Section 7.1       Conduct of Businesses.............................................30
Section 7.2       No Solicitation by PZE............................................33
Section 7.3       No Solicitation by DVN............................................34
Section 7.4       Meetings of Stockholders..........................................35
Section 7.5       Filings; Reasonable Best Efforts..................................35
Section 7.6       Inspection........................................................36
Section 7.7       Publicity.........................................................37
Section 7.8       Registration Statement............................................37
Section 7.9       Listing Application...............................................38
Section 7.10      Letters of Accountants............................................38
Section 7.11      Agreements of Rule 145 Affiliates.................................38
Section 7.12      Expenses..........................................................39
Section 7.13      Indemnification and Insurance.....................................39
Section 7.14      Certain Benefits..................................................40
Section 7.15      Reorganization....................................................40
Section 7.16      Rights Agreement..................................................41
Section 7.17      Transition Agreement Termination..................................41

                                    ARTICLE 8

                                   CONDITIONS
Section 8.1       Conditions to Each Party's Obligation to Effect the Merger........42
Section 8.2       Conditions to Obligation of PZE to Effect the Merger..............42
Section 8.3       Conditions to Obligation of DVN and Newco to Effect the Merger....43


                                    ARTICLE 9

                                  TERMINATION
Section 9.1       Termination by Mutual Consent.....................................44
Section 9.2       Termination by DVN or PZE.........................................44
Section 9.3       Termination by PZE................................................45
Section 9.4       Termination by DVN................................................45
Section 9.5       Effect of Termination.............................................46
Section 9.6       Extension; Waiver.................................................48

                                   ARTICLE 10

                               GENERAL PROVISIONS
Section 10.1      Nonsurvival of Representations, Warranties and Agreements.........48
Section 10.2      Notices...........................................................49
Section 10.3      Assignment; Binding Effect; Benefit...............................50
Section 10.4      Entire Agreement..................................................50
Section 10.5      Amendments........................................................50
Section 10.6      Governing Law.....................................................50
Section 10.7      Counterparts......................................................50
Section 10.8      Headings..........................................................51
Section 10.9      Interpretation....................................................51
Section 10.10     Waivers...........................................................51
Section 10.11     Incorporation of Exhibits.........................................51
Section 10.12     Severability......................................................51
Section 10.13     Enforcement of Agreement..........................................52
Section 10.14     Obligation of Newco...............................................52
Section 10.15     Subsidiaries......................................................52

                         AGREEMENT AND PLAN OF MERGER
                                  AS AMENDED


          THIS AGREEMENT AND PLAN OF MERGER, AS AMENDED (this "Agreement"), dated as of May 19, 1999, is among Devon Energy Corporation, an Oklahoma corporation ("DVN"), Devon Delaware Corporation, a Delaware corporation and a direct, wholly owned subsidiary of DVN ("Newco"), and PennzEnergy Company, a Delaware corporation ("PZE").

                                 RECITALS

          WHEREAS, DVN and PZE have each determined to engage in a strategic business combination with the other;

          WHEREAS, in furtherance thereof, the parties hereto desire that each of DVN and PZE merge with and into Newco (the "Merger"), pursuant to which each share of PZE Common Stock and DVN Common Stock (each as defined in Section 4.1) will be converted into Newco Common Stock (as defined in Section 4.1) and each share of PZE Preferred Stock (as defined in Section 4.1) will be converted into Newco Preferred Stock (as defined in Section 4.1);

          WHEREAS, the respective Boards of Directors of each of DVN, Newco and PZE have determined the Merger, in the manner contemplated herein, to be desirable and in the best interests of their respective corporations and stockholders and to be consistent with, and in furtherance of, their respective business strategies and goals, and, by resolutions duly adopted, have approved and adopted this Agreement;

          WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

          WHEREAS, as an inducement to the willingness of PZE to enter into this Agreement, DVN has granted PZE an option to purchase shares of DVN Common Stock pursuant to a Stock Option Agreement (as defined in Section 4.1); and

          WHEREAS, as an inducement to the willingness of DVN to enter into this Agreement, PZE has granted DVN an option to purchase shares of PZE Common Stock pursuant to a Stock Option Agreement (as defined in Section 4.1);

          NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

          Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, on the date of the Effective Time (as defined in Section 1.3), each of DVN and PZE shall be merged in seriatim with and into Newco in accordance with this Agreement, with DVN first merging with and into Newco followed immediately on the same date by PZE merging with and into Newco, and the separate corporate existence of DVN and PZE shall thereupon cease. Newco shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law ("DGCL") and the Oklahoma General Corporation Act ("OGCA"). All references in this Agreement to the "Merger" shall be deemed to include a reference to the two in seriatim mergers provided for in this Section 1.1.

          Section 1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place
(a) at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or
(b) at such other time, date or place as DVN and PZE may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          Section 1.3 Effective Time. If all the conditions to the Merger set forth in Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, on the Closing Date:

          (a) The charter of Newco shall be substantially as set forth in Exhibit A with any changes therein approved by DVN and PZE; and
---------

          (b) Certificates of merger, which shall reflect two in seriatim mergers unless the second sentence Section 4.6 is applicable, (the "Certificates of Merger") meeting the requirements of the applicable provisions of the DGCL and the OGCA shall be properly executed and filed with the Secretaries of State of the States of Delaware and Oklahoma (the "Secretaries of State").

     The Merger shall include two in seriatim mergers and each merger shall become effective at the time or times of filing of the Certificates of Merger with the Secretaries of State in accordance with the DGCL and the OGCA with respect to that merger, or at such later time that the parties hereto shall have agreed upon and designated in such filings as the effective times of such mergers (the effective time of the second in seriatim merger shall be the "Effective Time").

          Section 1.4 Corporate Headquarters and Name. After the Closing Date, the corporate headquarters of the Surviving Corporation shall be located in Oklahoma City, Oklahoma, and the corporate name of the Surviving Corporation, as reflected in its charter, shall be "Devon Energy Corporation."

                                   ARTICLE 2

                    CERTIFICATE OF INCORPORATION AND BYLAWS
                         OF THE SURVIVING CORPORATION

          Section 2.1 Certificate of Incorporation. The certificate of incorporation of Newco in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

          Section 2.2 Bylaws. The bylaws of Newco in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                   ARTICLE 3

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

          Section 3.1 Directors and Officers of the Surviving Corporation. At the Effective Time:

     (a) The principal officers of the Surviving Corporation shall be those individuals set forth on Schedule 3.1; and

     (b) Consistent with Newco's charter, the Board of Directors of the Surviving Corporation shall consist of a number of persons equal to the number of directors of DVN on the day preceding the Closing Date, who shall be designated by DVN ("DVN Designees"), plus an equal number of persons designated by PZE, one of whom shall have been mutually approved by the Chairman of PZE and the President of DVN ("PZE Designees"). The DVN Designees and PZE Designees shall have staggered terms consistent with the provisions of Exhibit B hereto.
                   ---------


                                   ARTICLE 4

                     CONVERSION OF DVN STOCK AND PZE STOCK

          Section 4.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "DVN Common Stock" shall mean the common stock, par value $.10 per share, of DVN.

          (b) "DVN Exchange Ratio" shall equal 1.0.

          (c) "Newco Common Stock" shall mean the common stock, par value $.01 per share, of Newco.

          (d) "Newco Preferred Stock" shall mean the preferred stock, par value $1.00 per share, of Newco.

          (e) "PZE Common Stock" shall mean the common stock, par value $0.83 1/3 per share, of PZE.

          (f) "PZE Exchange Ratio" shall equal 0.4475.

          (g) "PZE Preferred Stock" shall mean the preferred stock, par value $1.00 per share, of PZE.

          (h) "Stock Option Agreements" shall mean (i) the Stock Option Agreement dated the date hereof between DVN and PZE pursuant to which DVN has granted to PZE an option to purchase a certain number of shares of DVN Common Stock and (ii) the Stock Option Agreement dated the date hereof between PZE and DVN pursuant to which PZE has granted to DVN an option to purchase a certain number of shares of PZE Common Stock.

          Section 4.2  Conversion of DVN Stock and PZE Stock.

          (a) (i) At the Effective Time, each share of PZE Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of PZE Common Stock (x) held in PZE's treasury or (y) owned by DVN, Newco or any wholly owned Subsidiary (as defined in Section 10.15) of DVN or PZE) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the number of shares of Newco Common Stock equal to PZE Exchange Ratio, subject to adjustment as provided in Section 4.4.

              (ii) At the effective time of the merger of DVN into Newco, each share of DVN Common Stock issued and outstanding immediately prior to the effective time of the merger of DVN into Newco (other than shares of DVN Common Stock (x) held in DVN's treasury or (y) owned by PZE, Newco or any wholly owned Subsidiary of DVN or PZE) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the number of shares of Newco Common Stock equal to the DVN Exchange Ratio, subject to adjustment as provided in Section 4.4.

              (iii) At the Effective Time, each of the 1,500,000 shares of PZE Preferred Stock designated as "6.49% Cumulative Preferred Stock, Series A" issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Newco Preferred Stock designated as "6.49% Cumulative Preferred Stock, Series A."

          (b) As a result of the Merger and without any action on the part of the holders thereof, (i) each share of DVN Common Stock and PZE Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of DVN Common Stock or PZE Common Stock shall thereafter cease to have any rights with respect to such shares of DVN Common Stock or PZE Common Stock, except that such Certificates shall thereafter evidence (x) the number of whole shares of Newco Common Stock into which such shares are converted pursuant to
Section 4.2(a) and the right to receive any dividends or distributions with respect thereto and (y), in the case of PZE Common Stock, the right to receive cash for fractional shares of Newco Common Stock in accordance with Sections 4.3(b) and 4.3(e) upon the surrender of such Certificate, and (ii) the one share of Special Voting Stock, par value $.10 per share ("DVN Special Voting Stock"), of DVN shall be converted into one share of Special Voting Stock, par value $.10 per share, of Newco.

          (c) Each share of Newco Common Stock issued and held in Newco's treasury, and each share of Newco Common Stock owned by DVN or PZE or any other wholly owned Subsidiary of DVN or PZE shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no Newco Common Stock or other consideration shall be delivered in exchange therefor.

          (d) (i) At the Effective Time, all options (individually, a "PZE Option" or a "DVN Option" and collectively, the "PZE Options" or the "DVN Options") then outstanding under the stock option plans of DVN and PZE described in the DVN Disclosure Letter (collectively, the "DVN Stock Option Plans") and PZE Disclosure Letter (collectively, the "PZE Stock Option Plans"), respectively, shall remain outstanding following the Effective Time and cease to represent a right to acquire shares of DVN Common Stock and PZE Common Stock and shall be converted automatically into options to purchase shares of Newco Common Stock as provided in this Section 4.2(d). At the Effective Time, the DVN Options and PZE Options shall, by virtue of the Merger and without any further action on the part of DVN or PZE or the holder of any DVN Option or PZE Option, be assumed by Newco in such manner that Newco (i) is a corporation "assuming a stock option in a transaction to which section 424(a) applied" within the meaning of section 424 of the Code or (ii) to the extent that section 424 of the Code does not apply to any DVN Option or PZE Option, would be such a corporation were section 424 of the Code applicable to such option. Each DVN Option and PZE Option assumed by Newco shall be exercisable upon the same terms and conditions as under the applicable DVN Stock Option Plan and PZE Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each DVN Option and PZE Option shall be exercisable for that whole number of shares of Newco Common Stock (rounded upward to the nearest whole share) into which the number of shares of the DVN Common Stock or PZE

Common Stock subject to such DVN Option or PZE Option immediately prior to the Effective Time would be converted under Section 4.2(a), and (ii) the option price per share of Newco Common Stock shall be an amount equal to the option price per share of DVN Common Stock or PZE Common Stock subject to such DVN Option or PZE Option, as the case may be, in effect immediately prior to the Effective Time divided by the DVN Exchange Ratio for DVN Options and the PZE Exchange Ratio for PZE Options, subject to adjustment as provided in Section 4.4 (the price per share, as so determined, being rounded upward to the nearest full cent).

          (ii) Newco shall take all corporate action necessary to reserve for issuance a number of shares of Newco Common Stock equal to the number of shares of Newco Common Stock issuable upon the exercise of the DVN Options and PZE Options assumed by Newco pursuant to this Section 4.2(d). From and after the date of this Agreement, except as provided in Section 7.1(f), no additional options shall be granted by DVN or PZE or their Subsidiaries under the DVN Stock Option Plans or PZE Stock Option Plans or otherwise. At the Effective Time or as soon as practicable, but in no event more than three business days, thereafter, Newco shall file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 covering all shares of Newco Common Stock to be issued upon exercise of DVN Options and PZE Options and shall cause such registration statement to remain effective for as long as there are outstanding any DVN Options or PZE Options.

          (e) Newco shall take such action as may be necessary to provide for
(i) succession of Newco for DVN under the Support Agreement dated as of December 10, 1998 between DVN and Northstar Energy Company ("Northstar") and the Voting and Exchange Trust Agreement dated as of December 10, 1998 between DVN and CIBC Mellon Trust Company and (ii) the making of changes to, or in the rights of holders of, exchangeable shares of Northstar economically equivalent to the exchange of Newco Common Stock for DVN Common Stock in the Merger (it being understood that such economic equivalence shall be based solely on the DVN Exchange Ratio).

          Section 4.3 Exchange of Certificates Representing DVN Stock and PZE Stock.

          (a) As of the Effective Time, Newco shall deposit, or shall cause to be deposited, with Bankboston, N.A. or such other party reasonably satisfactory to DVN and PZE (the "Exchange Agent"), for the benefit of the holders of shares of DVN Common Stock and PZE Common Stock, for exchange in accordance with this
Article 4, certificates representing (i) the shares of Newco Common Stock (such certificates for shares of Newco Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.2 in exchange for outstanding shares of DVN Common Stock and PZE Common Stock and (ii) the shares of Excess Stock (as defined in Section 4.3(e)) to be sold pursuant to Section 4.3(e) in lieu of issuing fractional shares of Newco Common Stock.

          (b) Promptly after the Effective Time, Newco shall cause the Exchange Agent to mail to each holder of record of one or more Certificates (other than to holders of DVN Common Stock or PZE Common Stock that, pursuant to Section 4.2(c), are canceled without payment of any consideration therefor): (A) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as DVN and PZE may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Newco Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Newco Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, in respect of the Certificate surrendered pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of DVN Common Stock or PZE Common Stock which is not registered in the transfer records of DVN or PZE, a certificate representing the proper number of shares of Newco Common Stock, together with a check for the cash to be paid in lieu of fractional shares, shall be issued to such a transferee if the Certificate representing such DVN Common Stock or PZE Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Newco Common Stock with a record date after the Effective Time shall be paid with respect to the shares represented by any Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Newco Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Newco Common Stock, less the amount of any withholding taxes which may be required thereon.

          (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of DVN or PZE of the shares of DVN Common Stock or PZE Common Stock which were outstanding immediately prior to the Effective Time.
If, after the Effective Time, Certificates are presented to Newco, the presented Certificates shall be canceled and exchanged for certificates for shares of Newco Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4.

          (e) No fraction of a share of Newco Common Stock will be issued, but in lieu thereof each holder of PZE Common Stock otherwise entitled to receive a fraction of a share of Newco Common Stock will be entitled to receive in accordance with the provisions of this Section 4.3(e) from the Exchange Agent a cash payment in lieu of such fraction of a share of Newco Common Stock representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of shares of Newco Common Stock which would otherwise be issued (the "Excess Stock"). The sale of the Excess Stock by the Exchange Agent shall be executed on the principal national securities exchange on which Newco Common Stock is trading immediately after the Effective Time (the "Principal Exchange") through one or more member firms of the Principal Exchange and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of PZE Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of PZE Common Stock (the "Common Stock Trust"). Newco shall pay all commissions, transfer taxes and other out-of-pocket transactions costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Stock. The Exchange Agent shall determine the portion of the Common Stock Trust to which each holder of PZE Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction the numerator of which is the amount of the fractional Newco Common Stock interest to which such holder of PZE Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interest to which all holders of PZE Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of PZE Common Stock in lieu of any fractional Newco Common Stock interests, the Exchange Agent shall make available such amounts to such holders of PZE Common Stock without interest.

          (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Newco Common Stock) and the Common Stock Trust that remains unclaimed by the former stockholders of the DVN or PZE one year after the Effective Time shall be delivered to Newco. Any former stockholders of DVN or PZE who have not theretofore complied with this Article 4 shall thereafter look only to Newco for payment of their shares of Newco Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Newco Common Stock deliverable in respect of each Certificate such former stockholder holds as determined pursuant to this Agreement.

          (g) None of Newco, the Exchange Agent or any other person shall be liable to any former holder of shares of DVN Common Stock or PZE Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Newco, the posting by such person of a bond in such reasonable amount as Newco may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Newco Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Newco Common Stock deliverable in respect thereof pursuant to this Agreement.

          (i) Promptly after the Effective Time, Newco shall take all such steps necessary to issue a new single global stock certificate registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), representing shares of Newco Preferred Stock into which shares of PZE Preferred Stock are converted in the Merger, and to fully effect the conversion of PZE Preferred Stock into Newco Preferred Stock in the DTC system for all purposes, including with respect to payments of dividends and transfers of beneficial ownership. Without limiting the foregoing, dividends declared or made after the Effective Time with respect to PZE Preferred Stock or Newco Preferred Stock shall be paid to Cede & Co., as nominee of DTC, for crediting to accounts of holders of Newco Preferred Stock.

          Section 4.4 Adjustment of Exchange Ratios. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, PZE changes the number of shares of PZE Common Stock, or DVN changes the number of shares of DVN Common Stock, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the DVN Exchange Ratio or the PZE Exchange Ratio, as the case may be, and other items dependent thereon shall be appropriately adjusted.

          Section 4.5 Rule 16b-3 Approval. Newco agrees that the Newco Board of Directors or the Compensation Committee of the Newco Board of Directors shall at or prior to the Effective Time adopt resolutions specifically approving, for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the receipt, pursuant to Section 4.2, of Newco Common Stock and Newco stock options by officers and directors of the DVN and PZE who will become officers or directors of the Newco subject to Section 16 of the Exchange Act.

          Section 4.6 Reservation of Right to Revise Transaction. The business combination contemplated by this Agreement shall be effected by means of a merger of DVN into a direct subsidiary of DVN incorporated in Delaware followed immediately on the same date by a merger of PZE into the surviving corporation. Notwithstanding the foregoing, if and to the extent that DVN and PZE determine that it would be beneficial to the parties to effect the business combination by means of (a) simultaneous merger or in seriatim mergers of DVN and PZE into a direct subsidiary of DVN or PZE incorporated in Oklahoma or Delaware, or (b) a share acquisition of DVN by a direct subsidiary of DVN or PZE incorporated in Oklahoma or Delaware followed immediately on the same date by a merger of PZE into the company that acquired DVN, then the Merger shall be effected in such manner as so determined by DVN and PZE, provided, further, that no such change shall (i) alter or change the amount or kind of consideration to holders of DVN Common Stock or PZE Common Stock or DVN Options or PZE Options or PZE Preferred Stock as provided in this Agreement, (ii) adversely affect the tax treatment to holders of DVN Common Stock or PZE Common Stock as a result of such change,
(iii) reasonably be expected to materially impede or delay the consummation of the merger or (iv) constitute a waiver of any condition to the merger provided in this Agreement.


                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF PZE

          Except as set forth in the disclosure letter delivered to DVN concurrently with the execution hereof (the "PZE Disclosure Letter") or as disclosed with reasonable specificity in PZE Reports (as defined in Section 5.7), PZE represents and warrants to DVN that:

          Section 5.1 Existence; Good Standing; Corporate Authority. PZE is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. PZE is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a PZE Material Adverse Effect (as defined in Section 10.9). PZE has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of PZE's certificate of incorporation and bylaws previously made available to DVN are true and correct and contain all amendments as of the date hereof.

          Section 5.2 Authorization, Validity and Effect of Agreements. PZE has the requisite corporate power and authority to execute and deliver this Agreement, the Stock Option Agreements and all other agreements and documents contemplated hereby. The consummation by PZE of the transactions contemplated hereby and by the Stock Option Agreements has been duly authorized by all requisite corporate action, other than, with respect to the Merger, the approval and adoption of this Agreement by PZE's stockholders. This Agreement and the Stock Option Agreements constitute the valid and legally binding obligations of PZE, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          Section 5.3 Capitalization. The authorized capital stock of PZE consists of 100,000,000 shares of PZE Common Stock, 27,862,924 shares of preference common stock, par value $0.83 1/3 per share, of PZE ("PZE Preference Stock") and 9,747,720 shares of PZE Preferred Stock. As of May 18, 1999, there were (a) 47,959,145 shares of PZE Common Stock issued and outstanding, (b) 4,796,374 shares of PZE Common Stock reserved for issuance under PZE Stock Option Plans, (c) no shares of PZE Preference Stock issued and outstanding, (d) 1,500,000 shares of PZE Preferred Stock issued and outstanding and (e) 750,000 unissued shares of PZE Preferred Stock designated as Series A Junior Participating Preferred Stock. All issued and outstanding shares of PZE Common Stock and PZE Preferred Stock (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon PZE and (iii) were issued in compliance with all applicable charter documents of PZE and all applicable federal and state securities laws, rules and regulations. One right to purchase Series A Junior Participating Preferred Stock of PZE (each, a "PZE Right") issued pursuant to a Rights Agreement, dated as of October 28, 1994 (the "PZE Rights Agreement"), as amended, between PZE and The Chase Manhattan Bank, is associated with and attached to each outstanding share of PZE Common Stock. As of the date of this Agreement, except as set forth in this Section 5.3 or in the Stock Option Agreements and except for any shares of PZE Common Stock issued pursuant to plans described in PZE Disclosure Letter, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate PZE or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of PZE or any of its Subsidiaries. PZE has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of PZE on any matter.

          Section 5.4 Significant Subsidiaries. For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Exchange Act. Each of PZE's Significant Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have, individually or in the aggregate, a PZE Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of PZE's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by PZE free and clear of all liens, pledges, security interests, claims, preferential purchase rights or other rights, interests or encumbrances ("Liens"). Schedule 5.4 to PZE Disclosure Letter sets forth for each Significant Subsidiary of PZE, its name and jurisdiction of incorporation or organization.

          Section 5.5 No Violation. Neither PZE nor any of its Subsidiaries is, or has received notice that it would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which PZE or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any governmental entity, except, in the case of matters described in clause (b) or (c), as would not have, individually or in the aggregate, a PZE Material Adverse Effect. PZE and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "PZE Permits"), except where the failure so to hold would not have, individually or in the aggregate, a PZE Material

Adverse Effect. PZE and its Subsidiaries are in compliance with the terms of PZE Permits, except where the failure so to comply would not have, individually or in the aggregate, a PZE Material Adverse Effect. No investigation by any governmental authority with respect to PZE or any of its Subsidiaries is pending or, to the knowledge of PZE, threatened, other than those the outcome of which would not have, individually or in the aggregate, a PZE Material Adverse Effect.

          Section 5.6  No Conflict.

          (a) Neither the execution and delivery by PZE of this Agreement or the Stock Option Agreements nor the consummation by PZE of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will: (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of PZE; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of PZE or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to PZE or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which PZE or any of its Subsidiaries is a party, or by which PZE or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to PZE or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a PZE Material Adverse Effect.

          (b) Neither the execution and delivery by PZE of this Agreement or the Stock Option Agreements nor the consummation by PZE of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filings provided for in Article 1 and (ii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws and applicable foreign competition or antitrust laws ((i) and (ii) collectively, the "Regulatory Filings"), and listing on the New York Stock Exchange ("NYSE") of PZE Common Stock to be issued upon exercise of the option granted to DVN pursuant to the applicable Stock Option Agreement, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not prevent or materially delay the consummation of the Merger or otherwise prevent PZE from performing its obligations under this Agreement and would not have, individually or in the aggregate, a PZE Material Adverse Effect.

          (c) Other than as contemplated by Section 5.6(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of PZE's material contracts or leases or for PZE to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have, individually or in the aggregate, a PZE Material Adverse Effect.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment from PZE or its Subsidiaries (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of PZE or any of its Subsidiaries under any PZE Plan (as defined in Section 5.11) or otherwise; (b) materially increase any benefits otherwise payable under any PZE Plan or otherwise; or (c) result in the acceleration of the time of payment or vesting of any such benefits.

          Section 5.7 SEC Documents. PZE has made available to DVN each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by PZE with the SEC since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "PZE Reports"), and PZE has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, PZE Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied in all material respects with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into PZE Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of PZE and its Subsidiaries as of its date and each of the consolidated statements of income, comprehensive income, cash flows and stockholders' equity included in or incorporated by reference into PZE Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of PZE and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the
SEC), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Since December 31, 1998, neither PZE nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities or obligations disclosed in PZE Reports or which would not have, individually or in the aggregate, a PZE Material Adverse Effect.

          Section 5.8 Litigation. There are no actions, suits or proceedings pending against PZE or any of its Subsidiaries or, to PZE's knowledge, threatened against PZE or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that are likely to have, individually or in the aggregate, a PZE Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against PZE or any of its Subsidiaries that are likely to have, individually or in the aggregate, a PZE Material Adverse Effect.

          Section 5.9 Absence of Certain Changes. Since December 31, 1998, there has not been (i) an event that would have a PZE Material Adverse Effect;
(ii) any material change by PZE or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections; (iii) any material damage, destruction, or loss to the business or properties of PZE and its Subsidiaries, taken as a whole, not covered by insurance; (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of PZE, or any direct or indirect redemption, purchase or any other acquisition by PZE of any such stock (except for, and provided that PZE may continue to pay, dividends upon the shares of PZE Common Stock and PZE Preferred Stock at a rate not greater than $0.0625 per share and $1.6225 per share, respectively, in any quarter); (v) any change in the capital stock or in the number of shares or classes of PZE's authorized or outstanding capital stock (other than as a result of exercises of options to purchase PZE Common Stock outstanding or issued as permitted hereunder); (vi) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business; or (vii) any other event or condition known to PZE particularly pertaining to and adversely affecting the operations, assets or business of PZE or any of its Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute, individually or in the aggregate, a PZE Material Adverse Effect.

          Section 5.10  Taxes.

          (a) Each of PZE, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis (taking into account any extensions of time to file before the date hereof) with appropriate governmental authorities all tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to it, except to the extent that any failure to file would not have, individually or in the aggregate, a PZE Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it other than those being contested in good faith by PZE or a Subsidiary of PZE and except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes would not have, individually or in the aggregate, a PZE Material Adverse Effect.

          (b) (i) The federal income tax returns of PZE and each of its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any other examinations of PZE and its Subsidiaries by any taxing authority have been paid fully, settled or adequately provided for in the financial statements contained in PZE Reports; (iii) as of the date hereof, neither PZE nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of PZE or any of its Subsidiaries; (iv) neither PZE nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement that would have, individually or in the aggregate, a PZE Material Adverse Effect; (v) there are no tax liens on any assets of PZE or its Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected, individually or in the aggregate, to result in a PZE Material Adverse Effect; and (vi) neither PZE nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

          For purposes of this Agreement, "tax" or "taxes" means all federal, state, county, local, foreign or other net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

          Section 5.11 Employee Benefit Plans. For purposes of this Section 5.11, PZE Subsidiaries shall include any enterprise which, with PZE, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of Section 414(b), (c) or (m) of the Code. All employee benefits plans, programs, arrangements and agreements covering active, former or retired employees of PZE and PZE Subsidiaries which provide material benefits to such employees are listed in PZE Disclosure Letter (the "PZE Plans"). PZE has made available to DVN true, complete and correct copies of each PZE Plan, any related trust agreement, annuity or insurance contract or other funding vehicle, and: (a) each PZE Plan has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability or adequate provision has been made therefor; (b) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, (c) each PZE Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (d) to the extent applicable, PZE Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and any other applicable tax act and other laws, and any PZE Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (e) no PZE Plan is covered by Title IV of ERISA or Section 412 of the Code; (f) there are no pending or anticipated material claims against or otherwise involving any of PZE Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of PZE Plan activities) has been brought against or with respect to any PZE Plan; (g) all material contributions, reserves or premium payments, required to be made as of the date hereof to PZE Plans have been made or provided for; (h) neither PZE nor any PZE Subsidiary has incurred or reasonably expects to incur any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by PZE, any PZE Subsidiary or any entity which is considered one employer with PZE under Section 4001 of ERISA; (i) neither PZE nor any PZE Subsidiary has incurred or reasonably expects to incur any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multi-employer plan," within the meaning of Section 4001(a)(3) of ERISA; and (j) neither PZE nor any PZE Subsidiary has any material obligations for retiree health and life benefits under any PZE Plan.

          Section 5.12  Labor Matters.

          (a) Neither PZE nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

          (b) Neither PZE nor any of its Subsidiaries is subject to a dispute, strike or work stoppage with respect to any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization to which it is a party or by which it is bound which would have, individually or in the aggregate, a PZE Material Adverse Effect.

          (c) To PZE's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of PZE or any of its Subsidiaries except for those the formation of which would not have, individually or in the aggregate, a PZE Material Adverse Effect.

          Section 5.13 Environmental Matters. Except as would not have, individually or in the aggregate, a PZE Material Adverse Effect:

          (a) there are not any present or, to the knowledge of PZE, past conditions or circumstances that interfere with the conduct of the business of PZE and each of its Subsidiaries in the manner now conducted or which interfere with compliance with any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation related to human health or the environment ("Environmental Law");

          (b) there are not any present or, to the knowledge of PZE, past conditions or circumstances at, or arising out of, any current or, to the knowledge of PZE, former businesses, assets or properties of PZE or any Subsidiary of PZE, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which constitute a violation under any Environmental Law or could reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law or (ii) claims arising for personal injury, property damage, or damage to natural resources;

          (c) neither PZE nor any of its Subsidiaries has (i) received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law, (ii) received any written notice regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Environmental Laws or regarding any claims for remedial obligations or contribution under any Environmental Laws or (iii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any hazardous materials contamination;

          (d) PZE and its Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder; and

          (e) PZE does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licenses or other authorizations required pursuant to any applicable Environmental Laws to operate and use any of PZE's or its Subsidiaries' assets for their current purposes and uses.

          Section 5.14 Intellectual Property. PZE and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of material Liens, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a PZE Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing which are likely to have, individually or in the aggregate, a PZE Material Adverse Effect. Except in the ordinary course of business, neither PZE nor any of its Subsidiaries has granted to any other person any license to use any of the foregoing. The conduct of PZE's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way likely to have, individually or in the aggregate, a PZE Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to PZE or any of its Subsidiaries which is likely to have, individually or in the aggregate, a PZE Material Adverse Effect. PZE has initiated a review of the implications of the Year 2000 on its business and processes, including an evaluation of key operating and information systems, field operations and third parties and confirms the public disclosure provided by it in respect thereof.

          Section 5.15 Title to Properties. Except for goods and other property sold, used or otherwise disposed of since December 31, 1998 in the ordinary course of business for fair value, PZE has defensible title for oil and gas purposes to all its properties, interests in properties and assets, real and personal, reflected in its December 31, 1998 financial statements, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of PZE as of December 31, 1998; (b) Liens for current taxes not yet due and payable and (c) such imperfections of title, easements and Liens as would not have, individually or in the aggregate, a PZE Material Adverse Effect. All leases and other agreements pursuant to which PZE or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by PZE or any of its Subsidiaries which, individually or in the aggregate, would have a PZE Material Adverse Effect and in respect to which PZE or any of its Subsidiaries has not taken adequate steps to prevent a default from occurring. All major items of operating equipment of PZE and its Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted. Without limiting the generality of the foregoing, PZE's interest in production of hydrocarbons from each well, unit or property described in the report of Ryder Scott PZE Petroleum Engineers dated February 19, 1999 and delivered to DVN (after deducting all applicable royalties, overriding royalties and other payments out of production) is not materially less than the interest shown under the heading "Net Revenue Interest" for such well, unit on property, and PZE's share of exploration, development and operation costs for each such well, unit or property is not materially greater than the percentage shown under the heading "Working Interest" for such well, unit or property. PZE has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of hydrocarbons without paying therefor, and has not taken or received any hydrocarbons under any gas balancing or similar arrangements that permit any person to receive any portion of PZE's interest in such hydrocarbons.

          Section 5.16 Insurance. PZE and its Subsidiaries maintain insurance coverage reasonably adequate for the operation of their respective businesses (taking into account the cost and availability of such insurance).

          Section 5.17 No Brokers. PZE has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Newco, PZE or DVN to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that PZE has retained J. P. Morgan Securities Inc. as its financial advisor, the arrangements with which have been disclosed in writing to DVN prior to the date hereof.

          Section 5.18 Opinion of Financial Advisor. The Board of Directors of PZE has received the opinion of J. P. Morgan Securities Inc. to the effect that, as of the date of this Agreement, the consideration to be received by PZE stockholders in the Merger is fair, from a financial point of view, to such stockholders; it being understood and acknowledged by DVN that such opinion has been rendered for the benefit of the Board of Directors of PZE, and is not intended to, and may not, be relied upon by DVN, its affiliates or their respective Subsidiaries.

          Section 5.19 DVN Stock Ownership. Neither PZE nor any of its Subsidiaries owns any shares of capital stock of DVN or any other securities convertible into or otherwise exercisable to acquire capital stock of DVN.

          Section 5.20 Reorganization. Neither PZE nor any of its Subsidiaries has taken or failed to take any action, as a result of which the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code.

          Section 5.21 Vote Required. The affirmative vote of holders of a majority of the outstanding shares of PZE Common Stock required by the DGCL is the only vote necessary to approve this Agreement and the transactions contemplated hereby.

          Section 5.22 PZE Rights Agreement. PZE has taken all required action under PZE Rights Agreement so that none of the execution and delivery of this Agreement or the Stock Option Agreements, the conversion of shares of PZE Common Stock into Newco Common Stock in accordance with Article 4 of this Agreement, the issuance of shares of PZE Common Stock upon exercise of the option granted to DVN pursuant to the applicable Stock Option Agreement, and the consummation of the Merger or any other transaction contemplated hereby or by the Stock Option Agreement, will cause (i) PZE Rights to become exercisable under PZE Rights Agreement, (ii) Newco or DVN or any of their Subsidiaries to be deemed an "Acquiring Person" (as defined in PZE Rights Agreement), (iii) any such event to be an event described in Section 11(a)(ii) or 13 of PZE Rights Agreement or (iv) the "Stock Acquisition Date" or the "Distribution Date" (each as defined in PZE Rights Agreement) to occur upon any such event, and so that PZE Rights will expire immediately prior to the Effective Time. PZE has delivered to DVN a true and complete copy of PZE Rights Agreement, as amended to date.

          Section 5.23 Certain Approvals. PZE's Board of Directors has taken any and all necessary and appropriate action to render inapplicable to the Merger and the transactions contemplated by this Agreement and the Stock Option Agreements the provisions of Section 203 of the DGCL.

          Section 5.24 Certain Contracts. Neither PZE nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the current business of PZE and its Subsidiaries, taken as a whole, or the DVN and its Subsidiaries, taken as a whole, is conducted or
(ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, or which provides any third party any lien, claim or preferential right with regard thereto, except in each case for any such agreements or obligations which would not have, individually or in the aggregate, a PZE Material Adverse Effect.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF DVN
                                   AND NEWCO

          Except as set forth in the disclosure letter delivered to PZE concurrently with the execution hereof (the "DVN Disclosure Letter") or as disclosed with reasonable specificity in the DVN Reports (as defined in Section 6.7), DVN and Newco, jointly and severally, represent and warrant to PZE that:

          Section 6.1 Existence; Good Standing; Corporate Authority. DVN and Newco are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. DVN is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a DVN Material Adverse Effect (as defined in Section 10.9). DVN has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of DVN's certificate of incorporation and bylaws previously made available to PZE are true and correct and contain all amendments as of the date hereof.

          Section 6.2 Authorization, Validity and Effect of Agreements. Each of DVN and Newco has the requisite corporate power and authority to execute and deliver this Agreement, the Stock Option Agreements and all other agreements and documents contemplated hereby to which it is a party. The consummation by each of DVN and Newco of the transactions contemplated hereby including the issuance and delivery by Newco of shares of Newco Common Stock pursuant to the Merger, and the consummation by DVN of the transactions contemplated by the Stock Option Agreements, has been duly authorized by all requisite corporate action, other than, with respect to the Merger, approval and adoption of this Agreement by DVN's stockholders. This Agreement and the Stock Option Agreements constitute the valid and legally binding obligations of each of DVN and Newco to the extent it is a party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          Section 6.3 Capitalization. The authorized capital stock of DVN consists of 400,000,000 shares of DVN Common Stock, one share of DVN Special Voting Stock and 3,000,000 shares of preferred stock, par value $1.00 per share, of DVN ("DVN Preferred Stock"). As of April 30, 1999, there were (a) 43,148,097 shares of DVN Common Stock issued and outstanding, (b) one share of DVN Special Voting Stock issued and outstanding, (c) 4,949,708 shares of DVN Common Stock reserved for issuance under DVN Stock Option Plans, (d) 5,495,401 shares reserved for issuance upon exchange of outstanding exchangeable shares ("Northstar Exchangeable Shares") issued by Northstar, (e) 4,901,504 shares of DVN Common Stock reserved for issuance upon conversion of outstanding trust convertible preferred securities issued by DVN's wholly owned affiliate, Devon Financing Trust, (f) no shares of DVN Preferred Stock issued and outstanding and (g) 300,000 unissued shares of DVN Preferred Stock designated as Series A Junior Participating Preferred Stock. All issued and outstanding shares of DVN Common Stock (i) are duly authorized, validly issued, fully paid, nonassessable and, except as set forth in the DVN Disclosure Letter, free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon DVN and (iii) were issued in compliance with all applicable charter documents of DVN and all applicable federal and state securities laws, rules and regulations. One right to purchase Series A Junior Participating Preferred Stock of DVN (each, a "DVN Right") issued pursuant to a Rights Agreement, dated as of April 17, 1995 (the "DVN Rights Agreement"), as amended, between DVN and The First National Bank of Boston, is associated with and attached to each outstanding share of DVN Common Stock. The shares of Newco Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable. As of the date of this Agreement, except as set forth in this Section 6.3 or in the Stock Option Agreements and except for any shares of DVN Common Stock issued pursuant to the plans described in the DVN Disclosure Letter, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate DVN or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of DVN or any of its Subsidiaries. DVN has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of DVN on any matter.

          Section 6.4  Significant Subsidiaries.

          (a) Each of DVN's Significant Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have, individually or in the aggregate, a DVN Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of the DVN's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the DVN free and clear of all Liens. Schedule 6.4 to the DVN Disclosure Letter sets forth for each Significant Subsidiary of DVN its name and jurisdiction of incorporation or organization.

          (b) All of the outstanding shares of capital stock of Newco are owned directly by DVN. Newco was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

          Section 6.5 No Violation. Neither DVN nor any of its Subsidiaries is, or has received notice that it would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which DVN or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any governmental entity, except, in the case of matters described in clause (b) or (c), as would not have, individually or in the aggregate, a DVN Material Adverse Effect. DVN and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "DVN Permits"), except where the failure so to hold would not have, individually or in the aggregate, a DVN Material Adverse Effect. DVN and its Subsidiaries are in compliance with the terms of the DVN Permits, except where the failure so to comply would not have, individually or in the aggregate, a DVN Material Adverse Effect. No investigation by any governmental authority with respect to DVN or any of its Subsidiaries is pending or, to the knowledge of DVN, threatened, other than those the outcome of which would not have, individually or in the aggregate, a DVN Material Adverse Effect.

          Section 6.6  No Conflict.

          (a) Neither the execution and delivery by DVN and Newco of this Agreement, the execution and delivery by DVN of the Stock Option Agreements nor the consummation by DVN and Newco of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will: (i) conflict with or result in a breach of any provisions of the charter documents or bylaws of DVN or Newco; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of DVN and its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to DVN or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which DVN or any of its Subsidiaries is a party, or by which DVN or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to DVN or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a DVN Material Adverse Effect.

          (b) Neither the execution and delivery by DVN or Newco of this Agreement, the execution and delivery by DVN of the Stock Option Agreements nor the consummation by DVN or Newco of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than Regulatory Filings, and listing of the Newco Common Stock to be issued in the Merger on the Principal Exchange and the listing on the DVN Common Stock upon exercise of the option granted to PZE pursuant to the applicable Stock Option Agreement under the rules of the American Stock Exchange ("AMEX"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not prevent or materially delay the consummation of the Merger or otherwise prevent DVN from performing its obligations under this Agreement and would not have, individually or in the aggregate, a DVN Material Adverse Effect.

          (c) Other than as contemplated by Section 6.6(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of DVN's material contracts or leases or for DVN to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have, individually or in the aggregate, a DVN Material Adverse Effect.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment from DVN or its Subsidiaries (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of DVN or any of its Subsidiaries under any DVN Plan (as defined in Section 6.11) or otherwise; (b) materially increase any benefits otherwise payable under any DVN Plan or otherwise; or (c) result in the acceleration of the time of payment or vesting of any such benefits.

          Section 6.7 SEC Documents. DVN has made available to PZE each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by DVN with the SEC since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "DVN Reports"), and DVN has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the DVN Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied in all material respects with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the DVN Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of DVN and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and shareholders' equity included in or incorporated by reference into the DVN Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of DVN and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Since December 31, 1998, neither DVN nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities or obligations disclosed in the DVN Reports or which would not have, individually or in the aggregate, a DVN Material Adverse Effect.

          Section 6.8 Litigation. There are no actions, suits or proceedings pending against DVN or any of its Subsidiaries or, to DVN's knowledge, threatened against DVN or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that are likely to have, individually or in the aggregate, a DVN Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against DVN or any of its Subsidiaries that are likely to have, individually or in the aggregate, a DVN Material Adverse Effect.

          Section 6.9 Absence of Certain Changes. Since December 31, 1998, there has not been (i) an event that would have a DVN Material Adverse Effect;
(ii) any material change by DVN or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections; (iii) any material damage, destruction, or loss to the business or properties of DVN and its Subsidiaries, taken as a whole, not covered by insurance; (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of DVN, or any direct or indirect redemption, purchase or any other acquisition by DVN of any such stock (except for, and provided that DVN may continue to pay or cause to be paid, dividends upon the shares of DVN Common Stock and the Northstar Exchangeable Shares at a rate not greater than $.05 per share in any quarter);
(v) any change in the capital stock or in the number of shares or classes of DVN's authorized or outstanding capital stock (other than as a result of exercises of options to purchase DVN Common Stock outstanding or issued as permitted hereunder); (vi) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business; or (vii) any other event or condition known to DVN particularly pertaining to and adversely affecting the operations, assets or business of DVN or any of its Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute, individually or in the aggregate, a DVN Material Adverse Effect.

          Section 6.10  Taxes.

          (a) Each of DVN, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis (taking into account any extensions of time to file before the date hereof) with appropriate governmental authorities all Returns required to be filed by or with respect to it, except to the extent that any failure to file would not have, individually or in the aggregate, a DVN Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it other than those being contested in good faith by DVN or a Subsidiary of DVN and except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes would not have, individually or in the aggregate, a DVN Material Adverse Effect.

          (b) (i) The federal income tax returns of DVN and each of its Subsidiaries have been examined by the IRS (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any other examinations of DVN and its Subsidiaries by any taxing authority have been paid fully, settled or adequately provided for in the financial statements contained in the DVN Reports; (iii) as of the date hereof, neither DVN nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of DVN or any of its Subsidiaries; (iv) neither DVN nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement that would have, individually or in the aggregate, a DVN Material Adverse Effect; (v) there are no tax liens on any assets of DVN or its Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected, individually or in the aggregate, to result in a DVN Material Adverse Effect; and (vi) neither DVN nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

          Section 6.11 Employee Benefit Plans. For purposes of this Section 6.11, DVN Subsidiaries shall include any enterprise which, with DVN, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of Section 414(b), (c) or (m) of the Code. All employee benefits plans, programs, arrangements and agreements covering active, former or retired employees of DVN and DVN Subsidiaries which provide material benefits to such employees are listed in the DVN Disclosure Letter (the "DVN Plans"). DVN has made available to PZE true, complete and correct copies of each DVN Plan, any related trust agreement, annuity or insurance contract or other funding vehicle, and: (a) each DVN Plan has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability or adequate provision has been made therefor; (b) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, (c) each DVN Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (d) to the extent applicable, the DVN Plans comply, in all material respects, with the requirements of ERISA, the Code and any other applicable tax act and other laws, and any DVN Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (e) no DVN Plan is covered by Title IV of ERISA or Section 412 of the Code; (f) there are no pending or anticipated material claims against or otherwise involving any of the DVN Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of DVN Plan activities) has been brought against or with respect to any DVN Plan; (g) all material contributions, reserves or premium payments, required to be made as of the date hereof to the DVN Plans have been made or provided for; (h) neither DVN nor any DVN Subsidiary has incurred or reasonably expects to incur any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by DVN, any DVN Subsidiary or any entity which is considered one employer with DVN under Section 4001 of ERISA; (i) neither DVN nor any DVN Subsidiary has incurred or reasonably expects to incur any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multi-employer plan," within the meaning of Section 4001(a)(3) of ERISA; and (j) neither DVN nor any DVN Subsidiary has any material obligations for retiree health and life benefits under any DVN Plan.

          Section 6.12  Labor Matters.

          (a) Neither DVN nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

          (b) Neither DVN nor any of its Subsidiaries is subject to a dispute, strike or work stoppage with respect to any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization to which it is a party or by which it is bound which would have, individually or in the aggregate, a DVN Material Adverse Effect.

          (c) To DVN's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of DVN or any of its Subsidiaries, except for those the formation of which would not have, individually or in the aggregate, a DVN Material Adverse Effect.

          Section 6.13 Environmental Matters. Except as would not have, individually or in the aggregate, a DVN Material Adverse Effect:

          (a) there are not any present or, to the knowledge of DVN, past conditions or circumstances that interfere with the conduct of the business of DVN and each of its Subsidiaries in the manner now conducted or which interfere with compliance with any order of any court, governmental authority or arbitration board or tribunal, or any Environmental Law;

          (b) there are not any present or, to the knowledge of DVN, past conditions or circumstances at, or arising out of, any current or, to the knowledge of DVN, former businesses, assets or properties of DVN or any Subsidiary of DVN, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which constitute a violation under any Environmental Law or could reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law or (ii) claims arising for personal injury, property damage, or damage to natural resources;

          (c) neither DVN nor any of its Subsidiaries has (i) received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law, (ii) received any written notice regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Environmental Laws or regarding any claims for remedial obligations or contribution under any Environmental Laws or (iii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any hazardous materials contamination;

          (d) DVN and its Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder; and

          (e) DVN does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licenses or other authorizations required pursuant to any applicable Environmental Laws to operate and use any of DVN's or its Subsidiaries' assets for their current purposes and uses.

          Section 6.14 Intellectual Property. DVN and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of material Liens, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a DVN Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing which are likely to have, individually or in the aggregate, a DVN Material Adverse Effect. Except in the ordinary course of business, neither DVN nor any of its Subsidiaries has granted to any other person any license to use any of the foregoing. The conduct of DVN's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way likely to have, individually or in the aggregate, a DVN Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to DVN or any of its Subsidiaries which is likely to have, individually or in the aggregate, a DVN Material Adverse Effect. DVN has initiated a review of the implications of the Year 2000 on its business and processes, including an evaluation of key operating and information systems, field operations and third parties and confirms the public disclosure provided by it in respect thereof.

          Section 6.15 Title to Properties. Except for goods and other property sold, used or otherwise disposed of since December 31, 1998 in the ordinary course of business for fair value, DVN has defensible title for oil and gas purposes to all its properties, interests in properties and assets, real and personal, reflected in its December 31, 1998 financial statements, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of DVN as of December 31, 1998; (b) Liens for current taxes not yet due and payable and (c) such imperfections of title, easements and Liens as would not have, individually or in the aggregate, a DVN Material Adverse Effect. All leases and other agreements pursuant to which DVN or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by DVN or any of its Subsidiaries which, individually or in the aggregate, would have a DVN Material Adverse Effect and in respect to which DVN or any of its Subsidiaries has not taken adequate steps to prevent a default from occurring. All major items of operating equipment of DVN and its Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted. Without limiting the generality of the foregoing, DVN's interest in production of hydrocarbons from each well, unit or property described in the reports of (i) LaRoche Petroleum Consultants, Ltd. dated January 25, 1999, (ii) Paddock Lindstrom & Associates, Ltd. dated January 13, 1999, (iii) AMH Group Ltd. dated January 18, 1999 and (iv) DVN dated February 8, 1999 and delivered to PZE (after deducting all applicable royalties, overriding royalties and other payments out of production) is not materially less than the interest shown under the heading "Net Revenue Interest" for such well, unit on property, and DVN's share of exploration, development and operation costs for each such well, unit or property is not materially greater than the percentage shown under the heading "Working Interest" for such well, unit or property. DVN has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of hydrocarbons without paying therefor, and has not taken or received any hydrocarbons under any gas balancing or similar arrangements that permit any person to receive any portion of DVN's interest in such hydrocarbons.

          Section 6.16 Insurance. DVN and its Subsidiaries maintain insurance coverage reasonably adequate for the operation of their respective businesses (taking into account the cost and availability of such insurance).

          Section 6.17 No Brokers. DVN has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Newco, PZE or DVN to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that DVN has retained PaineWebber Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to PZE prior to the date hereof.

          Section 6.18 Opinion of Financial Advisor. The Board of Directors of DVN has received the opinion of PaineWebber Incorporated to the effect that, as of the date of this Agreement, the DVN Exchange Ratio is fair, from a financial point of view, to the holders of DVN Common

Stock; it being understood and acknowledged by PZE that such opinion has been rendered for the benefit of the Board of Directors of DVN, and is not intended to, and may not, be relied upon by PZE, its affiliates or their respective Subsidiaries.

          Section 6.19 PZE Stock Ownership. Neither DVN nor any of its Subsidiaries owns any shares of capital stock of PZE or any other securities convertible into or otherwise exercisable to acquire capital stock of PZE.

          Section 6.20 Reorganization. Neither DVN nor any of its Subsidiaries has taken or failed to take any action, as a result of which the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code.

          Section 6.21 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of DVN Common Stock and the outstanding Northstar Exchangeable Shares, voting as a single class with the DVN Special Voting Share voting for the Northstar Exchangeable Shares as provided in DVN's charter, is the only vote of the holders of any class or series of DVN capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          Section 6.22 DVN Rights Agreement. DVN has taken all required action under the DVN Rights Agreement so that none of the execution and delivery of this Agreement or the Stock Option Agreements, the conversion of shares of DVN Common Stock into Newco Common Stock in accordance with Article 4 of this Agreement, the issuance of shares of DVN Common Stock upon exercise of the option granted to PZE pursuant to the applicable Stock Option Agreement, and the consummation of the Merger or any other transaction contemplated hereby or by the Stock Option Agreement, will cause (i) the DVN Rights to become exercisable under the DVN Rights Agreement, (ii) Newco or PZE or any of their Subsidiaries to be deemed an "Acquiring Person" (as defined in the DVN Rights Agreement),
(iii) any such event to be an event described in Section 11(a)(ii) or 13 of the DVN Rights Agreement or (iv) the "Stock Acquisition Date" or the "Distribution Date" (each as defined in the DVN Rights Agreement) to occur upon any such event, and so that the DVN Rights will expire immediately prior to the Effective Time. DVN has delivered to PZE a true and complete copy of the DVN Rights Agreement, as amended to date.

          Section 6.23 Certain Approvals. Section 1090.3 of the OGCA is inapplicable to the Merger and the transactions contemplated by this Agreement and the Stock Option Agreements.

          Section 6.24 Certain Contracts. Neither DVN nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the current business of DVN and its Subsidiaries, taken as a whole, or PZE and its Subsidiaries, taken as a whole, is conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, or which provides any third party any lien, claim or preferential right with regard thereto, except in each case for any such agreements or obligations which would not have, individually or in the aggregate, a DVN Material Adverse Effect.

                                 ARTICLE 7

                                 COVENANTS

          Section 7.1 Conduct of Businesses. Prior to the Effective Time, except as set forth in the DVN Disclosure Letter or PZE Disclosure Letter or as expressly contemplated by any other provision of this Agreement or the Stock Option Agreements, unless DVN or PZE, respectively, has consented in writing thereto, each of PZE and DVN:

          (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (b) shall use its commercially reasonable best efforts, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (c) shall not amend its certificate of incorporation or bylaws;

          (d) shall promptly notify the other of any material change in its condition (financial or otherwise) or business or any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating that such litigation, complaints, investigations or hearings may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (e) shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (f) shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof, or referred to in clause (ii) below and disclosed pursuant to this Agreement or in connection with transactions permitted by Section 7.1(i), issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock except (x) the grant of options to new employees consistent with past practice in an amount not to exceed 100,000 shares of PZE Common Stock, in the case of PZE, and 100,000 shares of DVN Common Stock, in the case of DVN or pursuant to contractual commitments existing on the date of this Agreement; (iii) increase any compensation or benefits, except in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, except with new employees consistent with past practice, or (iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

          (g) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or
(ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action, except for, and provided that PZE may continue to pay, dividends upon the shares of PZE Common Stock and PZE Preferred Stock at a rate not greater than $0.0625 per share and $1.6225 per share, respectively, in any quarter, and that DVN may continue to pay or cause to be paid, dividends upon the shares of DVN Common Stock and the Northstar Exchangeable Shares at a rate not greater than $.05 per share in any quarter;

          (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material to PZE or DVN, as the case may be, individually or in the aggregate, except in the ordinary course of business;

          (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the DVN Disclosure Letter or PZE Disclosure Letter, as the case may be, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets or securities in each case (i) for an aggregate consideration for all such acquisitions in excess of $3 million (excluding acquisitions approved in writing by DVN and PZE) and (ii) where a filing under the HSR Act is required, except where DVN and PZE have agreed in writing that such action is not likely to (x) have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement or (y) delay materially the Effective Time;

          (j) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          (k) shall, and shall cause any of its Subsidiaries to, use reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

          (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any material express or deemed election relating to taxes unless it is reasonably expected that such action will not, individually or in the aggregate, materially and adversely affect DVN or PZE, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except where such settlement or compromise will not, individually or in the aggregate, materially and adversely affect DVN or PZE or (iii) change in any material respect any of its methods of reporting any item for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable law or except for such changes that are reasonably expected not to, individually or in the aggregate, materially and adversely affect DVN or PZE;

          (m) shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except (x) under existing credit lines, (y) refinancings of existing debt and (z) other immaterial borrowings that, in the case of (x), (y) or (z), permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of DVN or PZE or any of their Subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make aggregate capital expenditures in excess of $3 million over the fiscal 1999 capital expenditures budget disclosed in reasonable detail on the DVN Disclosure Letter or PZE Disclosure Letter, as the case may be;

          (n) shall not purchase any shares of DVN Common Stock or PZE Common Stock;

          (o) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions;

          (p) subject to Section 7.5, shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the Merger;

          (q) shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

          (r) shall not enter into or amend any agreement with any holder of shares of DVN Common Stock or PZE Common Stock with respect to holding, voting or disposing of shares; and

          (s) shall not by resolution of its Board of Directors cause the acceleration of rights, benefits or payments under any PZE Plans or DVN Plans.

          Section 7.2  No Solicitation by PZE.

          (a) PZE agrees that (i) neither it nor any of its Subsidiaries shall, and shall not knowingly permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, solicit, initiate or knowingly encourage (including by way of furnishing material non-public information) any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving, any assets or class of capital stock of PZE (any such proposal, offer or transaction being hereinafter referred to as a "PZE Acquisition Proposal") or participate or engage in any discussions or negotiations concerning a PZE Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any third parties conducted heretofore with respect to any of the foregoing; provided that, subject to Section 7.4(b), nothing contained in this Agreement shall prevent PZE or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a PZE Acquisition Proposal or
(B) prior to the Cutoff Date, providing information (pursuant to a confidentiality agreement in reasonably customary form) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide PZE Acquisition Proposal with respect to all the outstanding PZE Common Stock or all or substantially all the assets of PZE that, in the good faith judgment of PZE's Board of Directors, taking into account the likelihood of consummation, after consultation with its financial advisors, is superior to the Merger (a "PZE Superior Proposal"), if the Board of Directors of PZE, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

          (b) PZE will immediately notify DVN of any such requests for such information or the receipt of any PZE Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such PZE Acquisition Proposal, and the material terms and conditions of any PZE Acquisition Proposal, and shall keep the DVN informed on a timely basis of any material changes with respect thereto. Prior to taking any action referred to in Section 7.2(a), if PZE intends to participate in any such discussions or negotiations or provide any such information to any such third party, PZE shall give prompt prior notice to DVN of each such action.

          (c) Nothing in this Section 7.2 shall permit PZE to enter into any agreement with respect to a PZE Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement, PZE shall not enter into any agreement with any person that provides for, or in any way facilitates, a PZE Acquisition Proposal, other than a confidentiality agreement in reasonably customary form.

          (d) For purposes hereof, the "Cutoff Date" means the date the conditions set forth in Section 8.1(a) are satisfied.

          Section 7.3  No Solicitation by DVN.

          (a) DVN agrees that (i) neither it nor any of its Subsidiaries shall, and shall not knowingly permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, solicit, initiate or knowingly encourage (including by way of furnishing material non-public information) any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving any assets or class of capital stock of DVN (any such proposal, offer or transaction being hereinafter referred to as a "DVN Acquisition Proposal") or participate or engage in any discussions or negotiations concerning a DVN Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any third parties conducted heretofore with respect to any of the foregoing; provided that, subject to Section 7.4(b), nothing contained in this Agreement shall prevent DVN or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a DVN Acquisition Proposal or
(B) prior to the Cutoff Date, providing information (pursuant to a confidentiality agreement in reasonably customary form) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide DVN Acquisition Proposal with respect to all the outstanding DVN Common Stock or all or substantially all the assets of DVN that, in the good faith judgment of DVN's Board of Directors, taking into account the likelihood of consummation, after consultation with its financial advisors, is superior to the Merger (a "DVN Superior Proposal"), if the Board of Directors of DVN, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

          (b) DVN will immediately notify PZE of any such requests for such information or the receipt of any DVN Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such DVN Acquisition Proposal, and the material terms and conditions of any DVN Acquisition Proposal, and shall keep PZE informed on a timely basis of any material changes with respect thereto. Prior to taking any action referred to in Section 7.3(a), if DVN intends to participate in any such discussions or negotiations or provide any such information to any such third party, DVN shall give prompt prior notice to PZE of each such action.

          (c) Nothing in this Section 7.3 shall permit DVN to enter into any agreement with respect to a DVN Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement, DVN shall not enter into any agreement with any person that provides for, or in any way facilitates, a DVN Acquisition Proposal, other than a confidentiality agreement in reasonably customary form.

          Section 7.4  Meetings of Stockholders.

          (a) Each of DVN and PZE will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. PZE and DVN shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

          (b) PZE and DVN, through their respective Boards of Directors, shall recommend approval of such matters; provided that the Board of Directors of PZE or the Board of Directors of DVN may at any time prior to the Effective Time withdraw, modify, or change any recommendation and declaration regarding this Agreement or the Merger, or recommend and declare advisable any other offer or proposal, if and only if, after receipt of a PZE Superior Proposal or a DVN Superior Proposal, as the case may be, in the opinion of such Board of Directors after consultation with its counsel the failure to so withdraw, modify, or change its recommendation and declaration would be inconsistent with its fiduciary obligations.

          Section 7.5  Filings; Reasonable Best Efforts.

          (a) Subject to the terms and conditions herein provided, PZE and DVN shall:

          (i) promptly (but in not more than 20 business days from the date hereof) make their respective filings under the HSR Act with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act;

          (ii) use their reasonable best efforts to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states, and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby; and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations;

          (iii) promptly notify each other of any communication concerning this Agreement or the Merger to that party from any governmental authority and permit the other party to review in advance any proposed communication concerning this Agreement or the Merger to any governmental entity;

          (iv) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat;

          (v) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the Merger; and

          (vi) furnish the other party with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including without limitation, any filings necessary or appropriate under the provisions of the HSR Act.

          (b) Without limiting Section 7.5(a), DVN and PZE shall:

          (i) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing, including without limitation defending through litigation on the merits any claim asserted in any court by any party; and

          (ii) each use reasonable best efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than 60 days following the termination of all applicable waiting periods under the HSR Act, unless the parties are in litigation with the government in which case at the conclusion of such litigation).

          Section 7.6 Inspection. From the date hereof to the Effective Time, each of PZE and DVN shall allow all designated officers, attorneys, accountants and other representatives of DVN or PZE, as the case may be, access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of DVN and PZE and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 7.6 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of DVN and PZE agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 7.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

          Section 7.7 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

          Section 7.8  Registration Statement.

          (a) Each of DVN and PZE shall cooperate and promptly prepare and Newco shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act and a registration statement on Form 10 under the Exchange Act (or such other appropriate form) (the Form S-4 and such appropriate form under the Exchange Act are collectively referred to as the "Registration Statements"), with respect to the Newco Common Stock issuable in the Merger. A portion of the Form S-4 shall also serve as the joint proxy statement with respect to the meetings of the stockholders of DVN and of PZE in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Registration Statements to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of DVN and Newco shall use its reasonable best efforts, and PZE will cooperate with DVN and Newco, to have the Registration Statements declared effective by the SEC as promptly as practicable. Each of DVN and Newco shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. DVN will advise PZE, promptly after it receives notice thereof, of the time when either or both of the Registration Statements have become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Newco Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statements or comments thereon and responses thereto or requests by the SEC for additional information.

          (b) Each of DVN and PZE will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the date hereof.

          (c) Each of DVN and PZE agrees that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of DVN and of PZE, or, in the case of information provided by it for inclusion in the Registration Statements or any amendment or supplement thereto, at the time it is filed or becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) will comply as to form in all material respects with the provisions of the Exchange Act.

          Section 7.9 Listing Application. PZE and DVN shall each use their reasonable best efforts to cause the Newco Common Stock to be issued in the Merger to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance. DVN shall promptly prepare and submit to the NYSE a listing application covering the shares of Newco Common Stock issuable in the Merger. If, for any reason, Newco Common Stock is not approved for listing on the NYSE, PZE and DVN shall each use their reasonable best efforts to cause Newco Common Stock to be issued in the Merger to be approved for listing on AMEX prior to the Effective Time, subject to official notice of issuance.

          Section 7.10  Letters of Accountants.

          (a) If requested to do so by DVN, PZE shall use its reasonable best efforts to cause to be delivered to DVN "comfort" letters of Arthur Andersen LLP, PZE's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to DVN with regard to certain financial information regarding PZE included in the Form S-4, in form reasonably satisfactory to DVN and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) If requested to do so by PZE, DVN shall use its reasonable best efforts to cause to be delivered to PZE "comfort" letters of KPMG LLP, DVN's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to PZE, with regard to certain financial information regarding DVN included in the Form S-4, in form reasonably satisfactory to PZE and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          Section 7.11 Agreements of Rule 145 Affiliates. Prior to the Effective Time, DVN and PZE shall cause to be prepared and delivered to Newco a list identifying all persons who, at the time of the meeting or the meeting of DVN's and PZE's stockholders pursuant to Section 7.4, DVN or PZE believes may be deemed to be "affiliates" of DVN or PZE, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Newco shall be entitled to place restrictive legends on any shares of Newco Common Stock received by such Rule 145

Affiliates. DVN and PZE shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Newco, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Newco Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

          Section 7.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided in Section 9.5.

          Section 7.13  Indemnification and Insurance.

          (a) From and after the Effective Time, Newco shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the Effective Time, an officer or director of PZE or DVN (or any Subsidiary or division thereof) and each person who served at the request of PZE or DVN as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Newco shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Newco, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and, if required, upon receipt of any undertaking required by applicable law, and (ii) Newco will cooperate in the defense of any such matter; provided, however, Newco shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that Newco shall not be obligated pursuant to this Section 7.13 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

          (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation, bylaws and any indemnification agreement of DVN and PZE and their Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of seven years from the Effective Time; provided, however, that all rights to indemnification in respect of any Action pending or asserted or claim made within such period shall continue until the disposition of such Action or resolution of such claim.

          (c) For a period of seven years after the Effective Time, Newco shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are or at any time prior to the Effective Time were covered by DVN's and PZE's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time); provided, that after the Effective Time, Newco shall not be required to pay annual premiums in excess of 250% of the last annual premium paid by DVN or in excess of 250% of the last annual premium paid by PZE, as the case may be, prior to the date hereof (the amount of which premiums are set forth in the DVN Disclosure Letter and PZE Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount.

          (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of DVN and PZE or any of their Subsidiaries, under the DGCL, OGCA or otherwise. The provisions of this Section
7.13 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

          (e) In the event Newco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Newco, as the case may be, shall assume the obligations set forth in this Section 7.13.

          Section 7.14 Certain Benefits. Schedule 7.14 sets forth certain agreements of Newco, DVN and PZE with respect to employee benefit matters.

          Section 7.15 Reorganization. From and after the date hereof and until the Effective Time, none of DVN, PZE or any of their respective Subsidiaries shall knowingly (i) take any action, or fail to take any reasonable action, as a result of which the Merger would fail to qualify as a reorganization within the meaning of section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action. Each of the parties shall use its reasonable best efforts to obtain the opinions of counsel referred to in Sections 8.2(b) and 8.3(b).

          Following the Effective Time, Newco shall not knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code (and any comparable provisions of applicable state or local law).

          Section 7.16 Rights Agreement. (a) Prior to the Effective Time, the Board of Directors of PZE shall take any action (including, if necessary, amending or terminating (but with respect to termination, only as of immediately prior to the Effective Time) PZE Rights Agreement) necessary so that none of the execution and delivery of this Agreement, the Stock Option Agreements, the conversion of shares of PZE Common Stock into Newco Common Stock in accordance with Article 4 of this Agreement, the issuance of PZE Common Stock upon exercise of the option granted to DVN pursuant to the applicable Stock Option Agreement, the consummation of the Merger, or any other transaction contemplated hereby or by the Stock Option Agreements will cause (i) PZE Rights to become exercisable under PZE Rights Agreement, (ii) Newco or DVN or any of their Subsidiaries to be deemed an "Acquiring Person" (as defined in PZE Rights Agreement), (iii) any such event to be an event described in Section 11(a)(ii) or 13 of PZE Rights Agreement or (iv) the "Stock Acquisition Date" or the "Distribution Date" (each as defined in PZE Rights Agreement) to occur upon any such event, and so that PZE Rights will expire immediately prior to the Effective Time. Neither the Board of Directors of PZE nor PZE shall take any other action to terminate PZE Rights Agreement, redeem PZE Rights, cause any person not to be or become an "Acquiring Person" or otherwise amend PZE Rights Agreement in a manner adverse to DVN, unless otherwise ordered by a court of competent jurisdiction.

          (b) Prior to the Effective Time, the Board of Directors of DVN shall take any action (including, if necessary, amending or terminating (but with respect to termination, only as of immediately prior to the Effective Time) the DVN Rights Agreement) necessary so that none of the execution and delivery of this Agreement, the Stock Option Agreements, the conversion of shares of DVN Common Stock into Newco Common Stock in accordance with Article 4 of this Agreement, the issuance of DVN Common Stock upon exercise of the option granted to PZE pursuant to the applicable Stock Option Agreement, the consummation of the Merger, or any other transaction contemplated hereby or by the Stock Option Agreements will cause (i) the DVN Rights to become exercisable under the DVN Rights Agreement, (ii) Newco or PZE or any of their Subsidiaries to be deemed an "Acquiring Person" (as defined in the DVN Rights Agreement), (iii) any such event to be an event described in Section 11(a)(ii) or 13 of the DVN Rights Agreement or (iv) the "Stock Acquisition Date" or the "Distribution Date" (each as defined in the DVN Rights Agreement) to occur upon any such event, and so that the DVN Rights will expire immediately prior to the Effective Time.
Neither the Board of Directors of DVN nor DVN shall take any other action to terminate the DVN Rights Agreement, redeem the DVN Rights, cause any person not to be or become an "Acquiring Person" or otherwise amend the DVN Rights Agreement in a manner adverse to PZE, unless otherwise ordered by a court of competent jurisdiction.

          (c) Any Rights Agreement approved or adopted by the Board of Directors of Newco prior to or as of the Effective Time shall be subject to the approval of DVN and PZE.

          Section 7.17 Transition Agreement Termination. PZE will use its reasonable best efforts to obtain the termination as of the Effective Time of
(i) the Transition Services Agreement dated as of December 2, 1998 between PZE and Pennzoil-Quaker State Company and (ii) any similar agreements or arrangements involving sharing of costs under which PZE receives and/or pays for any services, facilities or property from or to any affiliated or formerly affiliated entity.

                                   ARTICLE 8

                                  CONDITIONS

          Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the Merger shall have been adopted and approved by the affirmative vote of holders of (i) a majority of the outstanding shares of PZE Common Stock; and (ii) a majority of the outstanding shares of DVN Common Stock and the Northstar Exchangeable Shares voting as a single class with the DVN Special Voting Stock voting for the Northstar Exchangeable Shares as provided in DVN's charter.

          (b) The waiting period applicable to the consummation of the Merger shall have expired or been terminated under (i) the HSR Act and (ii) any mandatory waiting period under any applicable foreign competition or antitrust law or regulation where the failure to observe such waiting period referred to in this clause (ii) would have, individually or in the aggregate, a DVN Material Adverse Effect or a PZE Material Adverse Effect.

          (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger; provided, however, that prior to invoking this condition each party agrees to comply with Section 7.5, and with respect to other matters not covered by Section 7.5, to use its commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

          (d) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

          (e) The shares of Newco Common Stock to be issued pursuant to the Merger shall have been authorized for listing on the NYSE or the AMEX, subject to official notice of issuance.

          Section 8.2 Conditions to Obligation of PZE to Effect the Merger. The obligation of PZE to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) DVN shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of DVN and Newco contained in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by DVN Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by DVN Material Adverse Effect or any other materiality qualification shall be true and correct so long as any failures of such representations and warranties to be true and correct, individually or in the aggregate, do not have a DVN Material Adverse Effect, as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and PZE shall have received a certificate of the DVN, executed on its behalf by its President or a Vice President of DVN, dated the Closing Date, certifying to such effect.

          (b) PZE shall have received the opinion of Baker & Botts, L.L.P., counsel to PZE, in form and substance reasonably satisfactory to PZE, dated the Closing Date, a copy of which shall be furnished to DVN, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and (ii) no gain or loss will be recognized by PZE or the stockholders of PZE who exchange all of their PZE Common Stock solely for Newco Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Newco Common Stock). In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of PZE and DVN as to such matters as such counsel may reasonably request.

          (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, individually or in the aggregate with all such events or occurrences, that have had or is likely to have a DVN Material Adverse Effect.

          Section 8.3 Conditions to Obligation of DVN and Newco to Effect the Merger. The obligations of DVN and Newco to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) PZE shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of PZE contained in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by PZE Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by PZE Material Adverse Effect or any other materiality qualification shall be true and correct so long as any failures of such representations and warranties to be true and correct, individually or in the aggregate, do not have a PZE Material Adverse Effect, as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and DVN shall have received a certificate of PZE, executed on its behalf by its President or a Vice President of PZE, dated the Closing Date, certifying to such effect.

          (b) DVN shall have received the opinion of McAfee & Taft A Professional Corporation, counsel to DVN, in form and substance reasonably satisfactory to DVN, dated the Closing Date, a copy of which will be furnished to PZE, to the effect that the (i) Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and (ii) no gain or loss will be recognized by DVN or the stockholders of DVN who exchange all of their DVN Common Stock solely for Newco Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Newco Common Stock). In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of PZE and DVN as to such matters as such counsel may reasonably request.

          (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, individually or the in aggregate, with all such events or occurrences that have had or is likely to have a PZE Material Adverse Effect.

                                   ARTICLE 9

                                  TERMINATION

          Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of PZE and DVN.

          Section 9.2 Termination by DVN or PZE. This Agreement may be terminated by action of the Board of Directors of DVN or of PZE if:

          (a) the Merger shall not have been consummated by December 31, 1999; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

          (b) a meeting (including adjournments and postponements) of PZE's stockholders for the purpose of obtaining the approval required by Section 8.1(a)(i) shall have been held and such stockholder approval shall not have been obtained; or

          (c) a meeting (including adjournments and postponements) of the DVN's stockholders for the purpose of obtaining the approval required by Section 8.1(a)(ii) shall have been held and such stockholder approval shall not have been obtained; or

          (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 7.5 and with respect to other matters not covered by Section 7.5 shall have used its commercially reasonable best efforts to remove such injunction, order or decree.

          Section 9.3 Termination by PZE. This Agreement may be terminated prior to the Effective Time, by action of the Board of Directors of PZE after consultation with its legal advisors, if

          (a) the Board of Directors of PZE determines that proceeding with the Merger would be inconsistent with its fiduciary obligations by reason of a PZE Superior Proposal and elects to terminate this Agreement effective prior to the Cutoff Date; provided that PZE may not effect such termination pursuant to this
Section 9.3(a) unless and until (i) DVN receives at least one week's prior written notice from PZE of its intention to effect such termination pursuant to this Section 9.3(a); (ii) during such week, PZE shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that DVN may propose; and provided, further, that any termination of this Agreement pursuant to this Section 9.3(a) shall not be effective until PZE has made the $22,000,000 payment required by Section 9.5(a)(i); or

          (b) (i) there has been a breach by DVN or Newco of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of DVN or Newco shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to DVN by PZE; provided, however, that the right to terminate this Agreement pursuant to Section 9.3(b) shall not be available to PZE if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) shall not be satisfied; or

          (c) the Board of Directors of DVN shall have withdrawn or materially modified, in a manner adverse to PZE, its approval or recommendation of the Merger or recommended a DVN Acquisition Proposal, or resolved to do so.

          Section 9.4 Termination by DVN. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of DVN after consultation with its legal advisors, if:

          (a) the Board of Directors of DVN determines that proceeding with the Merger would be inconsistent with its fiduciary obligations by reason of a DVN Superior Proposal and elects to terminate this Agreement effective prior to the Cutoff Date; provided that DVN may not effect such termination pursuant to this
Section 9.4(a) unless and until (i) PZE receives at least one week's prior written notice from DVN of its intention to effect such termination pursuant to this Section 9.4(a); (ii) during such week, DVN shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that PZE may propose;

and provided, further, that any termination of this Agreement pursuant to this
Section 9.4(a) shall not be effective until DVN has made the $22,000,000 payment required by Section 9.5(b)(i); or

          (b) (i) there has been a breach by PZE of any representation, warranty covenant or agreement set forth in this Agreement or if any representation or warranty of PZE shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by DVN to PZE; provided, however, that the right to terminate this Agreement pursuant to Section 9.4(b) shall not be available to DVN if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.2(a) shall not be satisfied; or

          (c) the Board of Directors of PZE shall have withdrawn or materially modified, in a manner adverse to DVN, its approval or recommendation of the Merger or recommended a PZE Acquisition Proposal, or resolved to do so.

          Section 9.5  Effect of Termination.

          (a)    If this Agreement is terminated

          (i)    by PZE pursuant to Section 9.3(a); or

          (ii) after the public announcement of a PZE Acquisition Proposal, by PZE or DVN pursuant to Section 9.2(b); or

          (iii) after the public announcement or receipt by PZE's Board of Directors of a PZE Acquisition Proposal, by DVN pursuant to Section 9.4(c);

then PZE shall pay DVN the PZE Termination Amount (subject to reduction pursuant to Section 6 of the applicable Stock Option Agreement) at the time of such termination in cash by wire transfer to an account designated by DVN. The term "PZE Termination Amount" shall mean, in the case of termination pursuant to clause (i) or clause (iii) of the preceding sentence, $22,000,000 or, in the case of termination pursuant to clause (ii) of the preceding sentence, "PZE Termination Amount" shall mean $10,000,000 plus, if (x) PZE executes and delivers an agreement with respect to any PZE Acquisition or (y) a PZE Acquisition is consummated, in any such case, within 12 months from the date of termination pursuant to clause (ii), an additional $12,000,000 (which additional amount shall be paid promptly by wire transfer to an account designated by DVN). In the event that the board of directors of PZE recommends the acceptance by the stockholders of PZE of a third-party tender or exchange offer for PZE Common Stock, such recommendation shall be treated for purposes of this paragraph as though an agreement with respect to a PZE Acquisition had been executed and
delivered.   For purposes hereof, "PZE Acquisition" means (i) a consolidation, exchange of shares or merger of PZE with any person, other than DVN or one of its Subsidiaries, and, in the case of a merger, in which PZE shall not be the continuing or surviving corporation, (ii) a merger of PZE with a person, other than DVN or one of its Subsidiaries, in which PZE shall be the continuing or surviving corporation but the then outstanding shares of PZE Common Stock shall be changed into or exchanged for stock or other securities of PZE or any other person or cash or any other property or the shares of PZE Common Stock outstanding immediately before such merger shall after such merger represent less than 50% of the voting stock of PZE outstanding immediately after the merger, (iii) the acquisition of beneficial ownership of 50% or more of the voting stock of PZE by any person (as such term is used under Section 13(d) of the Exchange Act), or (iv) a sale, lease or other transfer of 50% or more of the assets of PZE to any person, other than DVN or one of its Subsidiaries. PZE acknowledges that the agreements contained in this Section 9.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, DVN would not enter into this Agreement; accordingly, if PZE fails promptly to pay any amount due pursuant to this Section 9.5(a), and, in order to obtain such payment, DVN commences a suit which results in a judgment against PZE for the payment set forth in this Section 9.5(a), PZE shall pay to DVN its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on PZE Termination Amount from each date for payment until the date of such payment at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made plus 2 percent.

          (b)    If this Agreement is terminated

          (i)    by DVN pursuant to Section 9.4(a); or

          (ii) after the public announcement of a DVN Acquisition Proposal, by PZE or DVN pursuant to Section 9.2(c); or

          (iii) after the public announcement or receipt by DVN's Board of Directors of a DVN Acquisition Proposal, by PZE pursuant to Section 9.3(c);

then DVN shall pay PZE the DVN Termination Amount (subject to reduction pursuant to Section 6 of the applicable Stock Option Agreement) at the time of such termination in cash by wire transfer to an account designated by PZE. The term "DVN Termination Amount" shall mean, in the case of termination pursuant to clause (i) or clause (iii) of the preceding sentence, $22,000,000 or, in the case of termination pursuant to clause (ii) of the preceding sentence, "DVN Termination Amount" shall mean $10,000,000 plus, if (x) DVN executes and delivers an agreement with respect to any DVN Acquisition or (y) a DVN Acquisition is consummated, in any such case, within 12 months from the date of termination pursuant to clause (ii), an additional $12,000,000 (which additional amount shall be paid promptly by wire transfer to an account designated by PZE). In the event that the board of directors of DVN recommends the acceptance by the stockholders of DVN of a third-party tender or exchange offer for the DVN Common Stock, such recommendation shall be treated for purposes of this paragraph as though an agreement with respect to a DVN Acquisition had been executed and delivered. For purposes hereof, "DVN Acquisition" means (i) a consolidation, exchange of shares or merger of DVN with any person, other than PZE or one of its Subsidiaries, and, in the case of a merger, in which DVN shall not be the continuing or surviving corporation, (ii) a merger of DVN with a person, other than PZE or one of its Subsidiaries, in which DVN shall be the continuing or surviving corporation but the then outstanding shares of DVN Common Stock shall be changed into or exchanged for stock or other securities of DVN or any other person or cash or any other property or the shares of DVN Common Stock outstanding immediately before such merger shall after such merger represent less than 50% of the voting stock of DVN outstanding immediately after the merger, (iii) the acquisition of beneficial ownership of 50% or more of the voting stock of DVN by any person (as such term is used under Section 13(d) of the Exchange Act), or (iv) a sale, lease or other transfer of 50% or more of the assets of DVN to any person, other than PZE or one of its Subsidiaries. DVN acknowledges that the agreements contained in this Section 9.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, PZE would not enter into this Agreement; accordingly, if DVN fails promptly to pay any amount due pursuant to this Section 9.5(a), and, in order to obtain such payment, PZE commences a suit which results in a judgment against DVN for the payment set forth in this Section 9.5(a), DVN shall pay to PZE its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the DVN Termination Amount from each date for payment until the date of such payment at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made plus 2 percent.

          (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
9.5 and Section 7.12 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, 10.12, 10.13 and 10.14, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved.

          Section 9.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 10

                              GENERAL PROVISIONS

          Section 10.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 3, Article 4 and in Sections 7.11, 7.12, 7.13, 7.14, 7.15 and this Article 10 and the agreements delivered pursuant to this Agreement shall survive the Merger.

          Section 10.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

          (a)  if to DVN or Newco:

                    Devon Energy Corporation
                    20 North Broadway, Suite 1500
                    Oklahoma City, Oklahoma 73102-8260
                    Facsimile: (405) 552-8171
                    Attn:  J. Larry Nichols

               with a copy to:

                    McAfee & Taft
                    10th Floor
                    Two Leadership Square
                    211 North Robinson
                    Oklahoma City, Oklahoma 73102
                    Facsimile: (405) 235-0439
                    Attn:  Gary F. Fuller

          (b)  if to PZE:

                    PennzEnergy Company
                    Pennzoil Place
                    P.O. Box 4616
                    Houston, Texas 77210-4616
                    Facsimile: (713) 546-6050
                    Attn:  James L. Pate

               with a copy to:

                    Baker & Botts, L.L.P.
                    One Shell Plaza
                    910 Louisiana
                    Houston, Texas  77002-4995
                    Facsimile:  (713) 229-1522
                    Attn:  Moulton Goodrum, Jr.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          Section 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Section 7.13, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 10.4 Entire Agreement. This Agreement, the exhibits to this Agreement, PZE Disclosure Letter, the DVN Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          Section 10.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of PZE or DVN, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws. Each of PZE and DVN hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

          Section 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          Section 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

          Section 10.9  Interpretation.  In this Agreement:

          (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of PZE or DVN, as the case may be, shall mean the actual knowledge of its executive officers.

          (c) "Material Adverse Effect" with respect to PZE or DVN shall mean a material adverse effect or change on (a) the business or financial condition of a party and its Subsidiaries on a consolidated basis, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the oil and gas industry or (b) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing. "PZE Material Adverse Effect" and "DVN Material Adverse Effect" mean a Material Adverse Effect with respect to PZE and DVN, respectively.

          Section 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          Section 10.11 Incorporation of Exhibits. PZE Disclosure Letter, the DVN Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          Section 10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broadly as is enforceable.

          Section 10.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 10.14 Obligation of Newco. Whenever this Agreement requires Newco (or its successors) to take any action prior to Effective Time, such requirement shall be deemed to include an undertaking on the part of DVN to cause Newco to take such action and a guarantee of the performance thereof.

          Section 10.15 Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.



                          [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                 DEVON ENERGY CORPORATION



                                 By: /s/ H. Allen Turner
                                    ---------------------------------
                                       Name:
                                       Title:

                                 DEVON DELAWARE CORPORATION



                                 By: /s/ H. Allen Turner
                                    ---------------------------------
                                       Name:
                                       Title:


                                 PENNZENERGY COMPANY



                                 By: /s/ James L. Pate
                                    ---------------------------------
                                       Name:
                                       Title:



                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                                                       EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           DEVON ENERGY CORPORATION

                    (Originally incorporated under the name
            "Devon Delaware Corporation" on __________ ___, 199__)


                                   ARTICLE I

                                     Name

          The name of this corporation (the "Corporation") is Devon Energy Corporation.

                                  ARTICLE II

                               Registered Office

          The address of the registered office of the Corporation in the State of Delaware is at 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III

                                   Business

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                  ARTICLE IV

                           Authorized Capital Stock

          A. The Corporation shall be authorized to issue a total of 404,500,001 shares of capital stock divided into classes as follows:

          (1) 400,000,000 shares of Common Stock, par value $0.10 per share ("Common Stock"),

          (2) 4,500,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), and

          (3)  one share of Special Voting Stock, par value $.10 per share.

          B. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation (the "Board"), each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, but without limiting the generality of the foregoing, the following:

          (1) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by action of the Board;

          (2) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether or in what circumstances such dividends shall be cumulative;

          (3) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock or other securities of the Corporation or any other person, and the terms and conditions of such conversion or exchange;

          (4) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and, if so, the terms and conditions of such redemption (including whether such redemption shall be optional or mandatory), including the date or dates or event or events upon or after which they shall be redeemable, and the amount and type of consideration payable upon redemption, which may vary under different conditions and at different redemption dates;

          (5) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          (6) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock;

          (7) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

          (8) Any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of such series of Preferred Stock.

          C. (1) After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Paragraph B of this Article IV), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Paragraph B of this Article IV), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph B of this Article IV, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

          (2) In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph B of this Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph B of this Article IV), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          (3) Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Paragraph B of this Article IV granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

          (4) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

          1,500,000 shares of Preferred Stock are designated 6.49% Cumulative Preferred Stock, Series A, and have the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof set forth in Exhibit A.

          D. Each outstanding share of Special Voting Stock shall be entitled, on all matters presented to the stockholders of the Corporation, to that number of votes equal to the number of "Exchangeable Shares" (as such term is defined in the Amended and Restated Combination Agreement dated as of June 29, 1998 by and between Devon Energy Corporation, an Oklahoma corporation, and Northstar Energy Corporation, as amended and restated from time to time (the "Combination Agreement")) outstanding from time to time not owned by the Corporation or any of its wholly owned subsidiaries. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock. The Special Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. At such time as the Special Voting Stock has no votes attached to it because there are no "Exchangeable Shares" (as that term is defined in the Combination Agreement) outstanding, the Special Voting Stock shall be canceled. In respect of all matters concerning the voting of shares, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

          E. No stockholder of the Corporation shall by reason of his holding shares of any class or series of stock of the Corporation have any preemptive or preferential right to purchase, acquire, subscribe for or otherwise receive any additional, unissued or treasury shares (whether now or hereafter acquired) of any class or series of stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to purchase, acquire, subscribe for or otherwise receive shares of any class or series of stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such stockholder, and the Board may issue or authorize the issuance of shares of any class or series of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to purchase, acquire, subscribe for or otherwise receive shares of any class or series of stock of the Corporation, without offering any such shares of any such class, either in whole or in part, to the existing stockholders of any class.

          F. Cumulative voting of shares of any class or series of capital stock of the Corporation having voting rights is not permitted.

                                   ARTICLE V

                             Election of Directors

          A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. The number of directors which shall constitute the entire Board shall not be less than three nor more than twenty, and, except as provided in Paragraph D of this Article V, shall be determined by resolution adopted by a majority of the entire Board. No reduction in number shall have the effect of removing any director prior to the expiration of his or her term.

          B. The Board, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV, shall be divided into three classes, Class I, Class II and Class III, and the Board shall designate the directors who shall first serve in Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first designated to Class I shall serve for a term expiring at the annual meeting next following the date of their designation as Class I Directors, the directors first designated to Class II shall serve for a term expiring at the second annual meeting next following the date of their designation as Class II Directors, and the directors first designated to Class III shall serve for a term expiring at the third annual meeting next following the date of their designation as Class III Directors. At each annual election of directors, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors of the Corporation they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes. In the event of any change in the authorized number of Directors of the Corporation, each Director of the Corporation then continuing to serve as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.

          C. Except as otherwise provided for or fixed pursuant to the provisions of Article IV relating to the rights of the holders of any series of Preferred Stock to elect additional directors, except as provided in Paragraph D of this Article V, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence or Paragraph D of this Article V shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided pursuant to Article IV of this Certificate of Incorporation relating to additional directors elected by the holders of one or more series of Preferred Stock, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

          D. Until the annual meeting of shareholders in the year 2000 and as long thereafter as any Kerr-McGee Designee (hereafter defined) serves as a director of the Corporation, any vacancy caused by the death, resignation, removal or any other reason of a Continuing Director (hereinafter defined) shall be filled by the remaining Continuing Directors and nominations for election of directors to succeed Continuing Directors upon the expiration of the term of office of Continuing Directors shall be made by the Continuing Directors; and any vacancy caused by the death, resignation, removal or any other reason of a director other than a Continuing Director ("New Director") shall be filled by the remaining New Directors and nominations for election as directors to succeed New Directors upon the expiration of the term of office of New Directors shall be made by the New Directors; provided, however, at least one New Director shall be a person who shall have been mutually approved by the Chairman and the President of the Corporation. Following such time as there shall no longer be any Kerr-McGee Designees serving as directors of the Corporation, effective as of the next annual meeting of shareholders, vacancies shall be filled and nominations for directors shall be made by a majority of the whole board. "Kerr-McGee Designee" shall have the meaning set forth in the Stock Rights and Restriction Agreement, dated as of December 31, 1996, between the Devon Energy Corporation, an Oklahoma corporation, and Kerr-McGee Corporation. "Continuing Director" shall mean a director who was a director of Devon Energy Corporation, an Oklahoma corporation, immediately prior to the Closing under the Agreement and Plan of Merger by and among the Corporation, Devon Energy Corporation and PennzEnergy Company dated as of May 19, 1999, or who subsequently became a director as a result of the filling of a vacancy by the Continuing Directors as aforesaid or as a result of his election as a director having been nominated by the Continuing Directors as aforesaid.

          E. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

                                   ARTICLE VI

                            Meetings of Stockholders

          A. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. Except as otherwise provided for or fixed pursuant to the provisions of Article IV relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only (i) pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Corporation and (ii) if permitted by the By-laws of the Corporation, by the Chairman of the Board or the President of the Corporation as and in the manner provided in the By-laws of the Corporation. Special meetings of stockholders may not be called by any other person or persons or in any other manner. The ability of the stockholders of the Corporation to call a special meeting of stockholders is hereby specifically denied. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

          B. In addition to the powers conferred on the Board by this Certificate of Incorporation and by the General Corporation Law, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation, to adopt, amend or repeal the By-laws of the Corporation, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, By-laws relating to
(i) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board, (ii) regulation of the attendance at annual or special meetings of the stockholders of persons other than holders of record or their proxies, and (iii) regulation of the business that may properly be brought by a stockholder of the Corporation before an annual or special meeting of stockholders of the Corporation.

                                  ARTICLE VII

                              Stockholder Consent

          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders of the Corporation to consent in writing to the taking of any action is hereby specifically denied.

                                 ARTICLE VIII

                            Limitation of Liability

          A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE IX

                              Executive Committee

          The Board, pursuant to the By-laws of the Corporation or by resolution passed by a majority of the then-authorized number of directors, may designate any of their number to constitute an Executive Committee, which Executive Committee, to the fullest extent permitted by law and provided for in said resolution or in the By-laws of the Corporation, shall have and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

                                   ARTICLE X

                                Indemnification

          A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

          B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the

Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          C. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

          D. The Corporation may purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

          E. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          F. Every such person shall be entitled, without demand by him upon the Corporation or any action by the Corporation, to enforce his right to such indemnity in an action at law against the Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

                                   ARTICLE XI

                        Amendment Of Corporate Documents

          A.   Certificate of Incorporation

          In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV, any alteration, amendment, repeal or rescission (a "Change") of any provision of this

Certificate of Incorporation must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Article V, VI, VII, VIII, X or XII hereof or to this Article XI, such Change must also be approved by the affirmative vote of the holders of at least 66 % of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class. Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

          B.   By-Laws

          In addition to any affirmative vote required by law, any Change of the By-laws of the Corporation may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors or (ii) by the stockholders by the affirmative vote of the holders of at least 66 % of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

                                  ARTICLE XII

                                  Definitions

          For the purposes of this Certificate of Incorporation:

          A. A "person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

          B. "Voting Stock" means all outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and does further amend the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, has been executed by an authorized officer of the Corporation on this _____ day of _______________, 1999.

                                                DEVON ENERGY CORPORATION



                                                By:
                                                   -----------------------------

                                                                       Exhibit A


                          CERTIFICATE OF DESIGNATIONS

                                     of the

                   6.49% CUMULATIVE PREFERRED STOCK, SERIES A

                                       of

                            DEVON ENERGY CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


          DEVON ENERGY CORPORATION, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that resolutions were duly adopted by the Board of Directors of the Corporation in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation as follows:

          RESOLVED, that a series of the Corporation's Preferred Stock, par value $1.00 per share ("Preferred Stock"), designated as 6.49% Cumulative Preferred Stock, Series A be and hereby is created and that the designation and number of shares thereof and the powers, preferences and rights thereof are as follows:

                   6.49% Cumulative Preferred Stock, Series A

          1. Designation and Amount; No Fractional Shares. There shall be a series of Preferred Stock designated as "6.49% Cumulative Preferred Stock, Series A" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 1,500,000. The Series A Preferred Stock is issuable in whole shares only.

          2. Dividends. Holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available for payment of dividends, cumulative cash dividends at the rate of 6.49% per annum per share on the initial liquidation preference of $100.00 per share (equivalent to $6.49 per annum per share of Series A Preferred Stock). Dividends on the Series A Preferred Stock shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing [September 30, 1999] (each a "Dividend Payment Date"). If any date on which dividends would otherwise be payable is a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close, then the dividends otherwise payable on such date shall instead be payable on the next succeeding business day. Dividends on shares of the Series A Preferred Stock shall be fully cumulative and shall accumulate (whether or not earned or declared and whether or not the

Corporation has funds legally available for the payment of dividends), on a daily basis, without interest, from the previous Dividend Payment Date, except that the first dividend shall accrue, without interest, from the date of initial issuance of the Series A Preferred Stock. Accumulated and unpaid dividends shall not bear interest. Dividends shall be payable, in arrears, to holders of record as they appear in the records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date. Any dividend payable on the Series A Preferred Stock for any dividend period that is shorter or longer than a full quarterly period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          If, prior to 18 months after the date of the original issuance of the Series A Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that change the percentage of the dividends received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend payable (if declared) per share of Series A Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the factor determined by the following formula (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                                 1- .35(1-.70)
                                 -------------
                                 1- .35(1-DRP)

For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in section 243(a)(1) of the Code or any successor provision thereto, will give rise to such an adjustment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service ("IRS") to the effect that such amendment does not apply to a dividend payable on the Series A Preferred Stock, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend (including, if applicable, any adjustment that would otherwise result in the payment of Post-Declaration Date Dividends or Additional Dividends as defined below). Any such opinion shall be based upon the legislation amending or establishing the Dividends Received Percentage or upon a published pronouncement of the IRS addressing such legislation. Unless the context otherwise requires, references to dividends in this Certificate of Designations will mean dividends as adjusted by the DRD Formula. The Corporation's calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review absent manifest error.

          Notwithstanding anything contained in the preceding paragraph, if any such amendment to the Code which reduces the Dividends Received Percentage is enacted after the dividend payable on a Dividend Payment Date has been declared but before such Dividend Payment Date, the amount of the dividend payable on such Dividend Payment Date will not be increased; instead, an additional dividend (a "Post-Declaration Date Dividend") equal to the excess, if any, of
(x) the product of the dividend paid by the Corporation on such Dividend Payment Date and the factor determined in accordance with the DRD Formula (with the DRP used in the DRD Formula equal to the greater of the Dividend Received Percentage applicable to the dividend in question and .50) over (y) the dividend paid by the Corporation on such Dividend Payment Date, will accrue and will be payable (if declared) on the next succeeding Dividend Payment Date to holders of Series A Preferred Stock on the record date applicable to the next succeeding Dividend Payment Date or, if the Series A Preferred Stock is called for redemption prior to such record date, to holders of Series A Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date.

          If any such amendment to the Code is enacted that reduces the Dividends Received Percentage and the reduction in the Dividends Received Percentage retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series A Preferred Stock (each, an "Affected Dividend Payment Date"), additional dividends (the "Additional Dividends") will accrue and will be payable (if declared) on the next succeeding Dividend Payment Date (or, if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on the record date applicable to such succeeding Dividend Payment Date or, if the Series A Preferred Stock is called for redemption prior to such record date, to holders of Series A Preferred Stock on the applicable redemption date, as the case may be, in an amount equal to the sum, for all Affected Dividend Payment Dates, of the excess of (x) the product of the dividend paid by the Corporation on such Affected Dividend Payment Date and the factor determined in accordance with the DRD Formula (with the DRP used in the DRD Formula equal to the greater of the Dividends Received Percentage and .50 applied to such Affected Dividend Payment Date) over (y) the dividend paid by the Corporation on such Affected Dividend Payment Date. The Corporation will only make one payment of Additional Dividends for any such amendment.

          Notwithstanding the foregoing, no adjustment in the dividends payable by the Corporation shall be made, and no Post-Declaration Date Dividends or Additional Dividends shall be payable by the Corporation, in respect of the enactment of any amendment to the Code 18 months or more after the date of original issuance of the Series A Preferred Stock.

          In the event that the amount of dividends payable per share of the Series A Preferred Stock is adjusted pursuant to the DRD Formula and/or Post-Declaration Date Dividends or Additional Dividends are to be paid, the Corporation shall give notice of each such adjustment and, if applicable, any Post-Declaration Date Dividends and Additional Dividends to the holders of Series A Preferred Stock.

          No dividends may be declared or paid or set apart for payment on any stock of the Company ranking on a parity with the Series A Preferred Stock with respect to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such parity stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series A Preferred Stock next preceding such dividend payment date, on the other hand.

          Except as set forth in the preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been paid through the most recently completed quarterly dividend period for the Series A Preferred Stock, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set apart for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any such stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series A Preferred Stock outstanding to the most recent Dividend Payment Date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends.

          3. Liquidation Preference. The shares of Series A Preferred Stock shall rank, as to rights to distributions on liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other stock of the Corporation ranking junior to the Series A Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, an amount equal to $100 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series A Preferred Stock to the date of payment (including any Post-Declaration Date Dividends and Additional Dividends), before any distribution of assets is made to holders of shares of Common Stock or any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up. The holders of the Series A Preferred Stock shall not be entitled to receive the preferential amounts as aforesaid until the liquidation preference of any other stock of the Corporation ranking senior to the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the preferential amounts as aforesaid, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series A Preferred Stock and any stock ranking on a parity with the Series A Preferred Stock as to rights to distributions on liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any one or more other corporations with or into the Corporation, nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be considered a liquidation, dissolution or winding up of the Corporation.

          4. Conversion. The Series A Preferred Stock is not convertible into, or exchangeable for, other securities or property.

          5. Voting Rights. The Series A Preferred Stock, except as provided herein or as otherwise from time to time required by law, shall have no voting rights. Whenever, at any time or times, the equivalent of six quarterly dividends, whether or not consecutive, on the outstanding shares of Series A Preferred Stock or on any stock ranking on a parity with the Series A Preferred Stock with respect to the payments of dividends shall be in arrears, the number of directors of the Corporation shall be increased by two (without duplication of any increase made pursuant to the terms of any other series of Preferred Stock) and the holders of the Series A Preferred Stock shall have the right, with holders of shares of any one or more other series of Preferred Stock outstanding at the time upon which like voting rights have been conferred and are exercisable ("Voting Parity Stock"), voting together as a class, to vote for the election of two directors (hereinafter the "Preferred Directors" and each a "Preferred Director") to fill such newly created directorships at a special meeting called at the request of holders of Series A Preferred Stock and/or Voting Parity Stock entitled to cast not less than 25% of the votes entitled to be cast by all such Series A Preferred Stock and Voting Parity Stock outstanding (provided that no such special meeting shall be called during the period within 60 days immediately prior to the date fixed for the next annual meeting of stockholders) or at the Corporation's next annual meeting of stockholders, and at each subsequent annual meeting of stockholders until such right shall terminate as hereinafter provided. Such voting right shall continue until all dividends accumulated on such shares of Preferred Stock on which voting rights have been conferred, including the Series A Preferred Stock, for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon such right shall terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any vacancy created by the removal of any Preferred Director may be filled only by the affirmative vote of the holders of shares of Series A Preferred Stock voting separately as a class (together with the holders of shares of Voting Parity Stock). If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

          So long as any shares of any Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of the shares of such Series A Preferred Stock:

               (i) authorize, create or issue any capital stock of the Corporation ranking, as to dividends or upon liquidation, dissolution or winding up, prior to such Series A Preferred Stock, or reclassify any authorized capital stock of the Corporation into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, or

               (ii) amend, alter or repeal the certificate of designations for such Series A Preferred Stock, or the Restated Certificate of Incorporation of the Corporation, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of such Series A Preferred Stock (provided that no such adverse effect shall be deemed to result if the Series A Preferred Stock is converted or exchanged in a merger or consolidation into preferred stock of the corporation surviving such merger or consolidation or of the corporation issuing any securities into which Common Stock is converted or exchanged in such transaction if the powers, preferences and rights of such preferred stock are not different in an adverse respect from those of the Series A Preferred Stock).

Any increase in the amount of authorized Common Stock, Preference Common Stock or Preferred Stock, or any increase or decrease in the number of shares of any series of Preference Common Stock or Preferred Stock or the authorization, creation and issuance of other classes or series of Common Stock or other stock, in each case ranking on a parity with or junior to the shares of Series A Preferred Stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights.

     The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of Series A Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          6. Redemption. The shares of Series A Preferred Stock shall not be redeemable prior to June 2, 2008. On and after such date, the Corporation, at its option, may redeem shares of the Series A Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price equal to $100 per share, plus, in each case, an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid (including any Post-Declaration Date Dividends and Additional Dividends) to the date fixed for redemption, without interest.

          If full cumulative dividends on the Series A Preferred Stock have not been paid or set apart for payment with respect of all prior dividend periods, the Series A Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata or by any other means determined by the Board of Directors in its sole discretion to be equitable.

          In the event the Corporation shall redeem shares of Series A Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock books of the Corporation and notice shall also be given by publication during the aforesaid period prior to the redemption date in a newspaper of general circulation in the Borough of Manhattan, the City of New York; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price and any accumulated and unpaid dividends to the redemption date; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption at the time and place specified in such notice).

          If a notice of redemption has been given pursuant to this Paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. The Corporation's obligation to provide funds for the payment of the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, such funds sufficient to pay the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series A Preferred Stock so called for redemption.

          Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

          Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock.

          7. Amendment of Resolution. The Board reserves the right from time to time to increase or decrease the number of shares that constitute the Series A Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Restated Certificate of Incorporation.

          8. Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

          (a) prior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock;

          (b) on a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof are different from those of the Series A Preferred Stock, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series A Preferred Stock; and

          (c) junior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be Common Stock or if the holders of the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

          The Series A Preferred Stock shall rank, as to dividends and upon liquidation, dissolution or winding up, senior to the Corporation's Series A Junior Participating Preferred Stock.

                                   Exhibit B

                               Director Designees
                               ------------------

-------------------------------------------------------------------------------------------------------------------------
                                    20         18        16           14
Name of Director                Directors  Directors  I Directors  Directors                      Remarks
----------------                ---------  ---------  -----------  ---------     ----------------------------------------
-------------------------------------------------------------------------------------------------------------------------
John W. Nichols                                                                  To resign and become Chairman Emeritus
                                                                                 honorary, non-voting director
-------------------------------------------------------------------------------------------------------------------------
DVN Designees*
-------------
   1.  J. Larry Nichols         May-00     May-00     May-00       May-00        President and Chief Executive Officer
   2.  Thomas E. Ferguson       May-00     May-00     May-01       May-01
   3.  Lawrence H. Towell       May-00                                           Kerr McGee Representative
   4.  John A. Hagg             May-00     May-00     May-00       May-00
   5.  Tom J. McDaniel          May-01     May-01                                Kerr McGee Representative
   6.  Luke R. Corbett          May-01     May-01     May-01                     Kerr McGee Representative
   7.  David M. Gavrin          May-01     May-01     May-01       May-01
   8.  Michael M. Kanovsky      May-02     May-02     May-02       May-02
   9.  H.R. Sanders, Jr.        May-02     May-02     May-02       May-02
   10. Michael E. Gellert       May-02     May-02     May-02       May-02
-------------------------------------------------------------------------------------------------------------------------
PZE Designees**
-------------
   1.  New director             May-00
   2.  New director             May-00     May-00
   3.  New director             May-00     May-00     May-00
   4.  Henry R. Hamman          May-00     May-00     May-00       May-00
   5.  Robert B. Weaver         May-01     May-01     May-01       May-00
   6.  Brent Scowcroft          May-01     May-01     May-01       May-01
   7.  Terry L. Savage          May-01     May-01     May-01       May-01
   8.  James L. Pate            May-02     May-02     May-02       May-02        Chairman of the Board
   9.  Robert Mosbacher, Jr.    May-02     May-02     May-02       May-02
   10. New director             May-02     May-02     May-02       May-02        Mutually approved by Chairman and
                                                                                 President

-------------------------------------------------------------------------------------------------------------------------

--------------------

* Vacancies to be filled by remaining DVN Designees so long as Kerr McGee representatives are members of the Board.

** Vacancies to be filled by remaining PZE Designees so long as Kerr McGee representatives are members of the Board

                                 Schedule 3.1
                                 ------------


Principal Officers of Newco
---------------------------

  Chairman  -  James L. Pate
  President and Chief Executive Officer  -  J. Larry Nichols

  The remaining officers will be designated by DVN.

                                 Schedule 7.14
                                 -------------


Employee Benefit Matters
------------------------

1. With respect to an award consisting of a conditional or restricted share unit award of PZE Common Stock outstanding as of the Effective Time, such award shall be converted as of the Effective Time into the same conditional or restricted share unit awards of Newco Common Stock with the number of shares of Newco Common Stock covered by such award being equal to the number of shares of PZE Common Stock covered by the award prior to the Effective Time multiplied by the PZE Exchange Ratio. All vesting conditions and time periods shall remain the same and apply to the converted awards of Newco Common Stock.

2. Subsequent to the Effective Time, James L. Pate will receive an annual salary from Newco of $200,000 payable monthly, plus normal business expenses, and Newco will make available to Mr. Pate office space in Newco's corporate headquarters with access to secretarial and administrative services. Mr. Pate will be issued either (i) 15,000 shares of Newco Common Stock immediately after the Effective Time or (ii) 33,520 shares of PZE Common Stock immediately prior the Effective Time. These shares will be restricted, with restrictions ending for 1/3 of the shares on each of the first, second and third anniversaries of the Effective Time. Restrictions end on all shares in the event of death, disability or removal of Mr. Pate as Chairman of the Board of Newco.